                                                                      Exhibit 10

                           STOCK PURCHASE AGREEMENT


                                By and Between

                              EG&G Holdings, Inc.

                                      and

                                 Ametek, Inc.



                            Dated December 26, 1997

                               TABLE OF CONTENTS

                                                                    PAGE
Article I      DEFINITIONS........................................   2

               "Affiliates".......................................   2
               "Balance Sheet"....................................   2
               "Buyer"............................................   2
               "Closing"..........................................   2
               "Closing Date".....................................   2
               "Company"..........................................   2
               "Contemplated Transactions"........................   2
               "Contracts"........................................   2
               "Intellectual Property.............................   2
               "HSR Act"..........................................   3
               "Legal Requirement"................................   3
               "Liabilities"......................................   3
               "Losses"...........................................   3
               "Ordinary Course of Business"......................   3
               "Person"...........................................   4
               "Representative"...................................   4
               "Securities Act"...................................   4
               "Seller"...........................................   4
               "Shares"...........................................   4

Article II     SALE AND TRANSFER OF SHARES; CLOSING...............   5

Section 2.1    Shares.............................................   5
Section 2.2    Purchase Price.....................................   5
Section 2.3    Closing............................................   5
Section 2.4    Post-Closing Adjustments to Purchase Price; Closing
               Balance Sheet......................................   6
Section 2.5    Pre-Closing Adjustments to Purchase Price..........   8

Article III    REPRESENTATIONS AND WARRANTIES OF SELLER...........  10

Section 3.1    Title to Shares....................................  10
Section 3.2    Capitalization of the Company......................  10
Section 3.3    Subsidiaries and Investments.......................  11
Section 3.4    Organization.......................................  11
Section 3.5    Due Authorization of Seller; Binding Obligation....  11
Section 3.6    Non-Contravention..................................  12

Section 3.7    Financial Statements...............................  12
Section 3.8    Books and Records..................................  13
Section 3.9    Title to Properties................................  13
Section 3.10   Contracts..........................................  17
Section 3.11   Patents, Trademarks, Copyrights and Trade Secrets..  18
Section 3.12   Litigation.........................................  19
Section 3.13   Compliance with Law; Governmental Approvals........  19
Section 3.14   Employee Benefit Plans.............................  20
Section 3.15   Environmental Matters..............................  24
Section 3.16   Insurance..........................................  25
Section 3.17   Brokers or Finders.................................  26
Section 3.18   Disclosure.........................................  26
Section 3.19   No Material Adverse Change.........................  27
Section 3.20   Absence of Certain Changes and Events..............  27
Section 3.21   Labor Relations; Compliance........................  29
Section 3.22   Customers..........................................  30
Section 3.23   Vacation Time, Bonuses, Etc........................  30
Section 3.24   Compensation.......................................  30
Section 3.25   Accounts Receivable................................  31
Section 3.26   Warranties.........................................  31
Section 3.27   Inventory..........................................  32
Section 3.28   Liabilities........................................  33
Section 3.29   Governmental Approvals.............................  33
Section 3.30   Certain Transactions...............................  33
Section 3.31   Backlog............................................  34
Section 3.32   Certain Payments...................................  34
Section 3.33   Employee Secrecy Agreements........................  34

Article  IV    REPRESENTATIONS AND WARRANTIES OF BUYER............  35

Section 4.1    Organization and Good Standing.....................  35
Section 4.2    Authority; No Conflict.............................  35
Section 4.3    Investment Intent..................................  36
Section 4.4    Certain Proceedings................................  36
Section 4.5    Brokers or Finders.................................  36
Section 4.6    Disclosure.........................................  37
Section 4.7    Funding............................................  37

Article V      COVENANTS OF SELLER PRIOR TO CLOSING DATE..........  37

Section 5.1    Access and Investigation...........................  37
Section 5.2    Operation of the Business..........................  38
Section 5.3    Negative Covenant..................................  38
Section 5.4    Required Approvals.................................  38
Section 5.5    Notification.......................................  39

Section 5.6    No Negotiation.....................................  39
Section 5.7    Best Efforts.......................................  39
Section 5.8    Settlement of Intercompany Accounts................  40
Section 5.9    Facility Repairs...................................  40
Section 5.10   Contributions to Employee Benefit Plans............  41
Section 5.11   Trademark Registration.............................  41

Article VI     COVENANTS OF BUYER PRIOR TO CLOSING DATE...........  41

Section 6.1    Required Approvals.................................  41
Section 6.2    Best Efforts.......................................  42
Section 6.3    Insurance..........................................  42
Section 6.4    Commitment to Employees............................  42

Article VII    CONDITIONS PRECEDENT TO BUYER'S
                OBLIGATION TO CLOSE...............................  48

Section 7.1    Accuracy of Representations and Warranties.........  48
Section 7.2    Performance of Covenants...........................  48
Section 7.3    No Legal Proceedings...............................  48
Section 7.4    Stock Certificates.................................  49
Section 7.5    No Claim Regarding Stock Ownership or Sale Proceeds  49
Section 7.6    No Prohibition.....................................  49
Section 7.7    Trademark License..................................  49
Section 7.8    Resignations.......................................  49
Section 7.9    Opinion of Counsel.................................  50
Section 7.10   Transfer of Confidentiality Agreements.............  52
Section 7.11   Transfer of Past Service Contracts.................  52
Section 7.12   Real Property Transfers............................  52

Article VIII   CONDITIONS PRECEDENT TO SELLER'S
                OBLIGATION TO CLOSE...............................  52

Section 8.1    Accuracy of Representations and Warranties.........  53
Section 8.2    Performance of Covenants...........................  53
Section 8.3    No Legal Proceedings...............................  53
Section 8.4    Payment of Purchase Price..........................  53
Section 8.5    No Claim Regarding Stock Ownership or Sale Proceeds  54
Section 8.6    Trademark License..................................  54
Section 8.7    No Prohibition.....................................  54
Section 8.8    Opinion of Counsel.................................  54

Article IX     TERMINATION........................................  56

Section 9.1    Termination Events.................................  56
Section 9.2    Effect of Termination..............................  57

Article X      SURVIVAL; INDEMNIFICATION..........................  58

Section 10.1   Survival...........................................  58
Section 10.2   Indemnification by Seller..........................  58
Section 10.3   Indemnification by Buyer...........................  60
Section 10.4   Environmental Indemnification......................  61
Section 10.5   Employee Benefits Indemnification..................  66
Section 10.6   Limitations on Remedy..............................  67
Section 10.7   Procedure for Indemnification - Third Party Claims.  68
Section 10.8   Procedure for Indemnification - Other Claims.......  69

Article XI     CONFIDENTIALITY AND NON-COMPETITION................  69

Section 11.1   Confidentiality....................................  69
Section 11.2   Non-Competition....................................  69

Article XII    TAX MATTERS........................................  71

Section 12.1   Certain Definitions................................  71
Section 12.2   Allocation of Purchase Price.......................  73
Section 12.3   Representation and Warranties of Seller............  73
Section 12.4   Tax Indemnification................................  79
Section 12.5   Tax Returns: Miscellaneous.........................  81

Article XIII   ADDITIONAL COVENANTS...............................  87

Section 13.1   Hi-Rel Warranty....................................  87
Section 13.2   Audited Financial Statements.......................  89
Section 13.3   Tax Election.......................................  90
Section 13.4   NOVA Product Line..................................  90

Article XIV    GENERAL PROVISIONS.................................  91

Section 14.1   Expenses...........................................  91
Section 14.2   Public Announcements...............................  91
Section 14.3   Confidentiality....................................  92
Section 14.4   Notices............................................  92
Section 14.5   Jurisdiction; Service of Process...................  93
Section 14.6   Further Assurances.................................  93
Section 14.7   Waiver.............................................  94

Section 14.8   Entire Agreement and Modification..................  94
Section 14.9   Assignment, Successors, and No Third-Party Rights..  95
Section 14.10  Severability.......................................  95
Section 14.11  Article and Section Headings, Construction.........  95
Section 14.12  Time of Essence....................................  96
Section 14.13  Knowledge..........................................  96
Section 14.14  Governing Law......................................  96
Section 14.15  Counterparts.......................................  96
Section 14.16  Broker Indemnity...................................  96
Section 14.17  Cooperation in Litigation..........................  97
Section 14.18  Transfer Taxes.....................................  97

SCHEDULES

Schedule 3.2   Capitalization of the Company
Schedule 3.3   Subsidiaries and Investments
Schedule 3.6   Non-Contravention
Schedule 3.7   Financial Statements
Schedule 3.9   Real Property
Schedule 3.10  Contracts
Schedule 3.11  Patents, Trademarks, Copyrights and Trade Secrets
Schedule 3.12  Litigation
Schedule 3.13  Compliance with Law; Governmental Approvals
Schedule 3.14  Employee Benefit Plans
Schedule 3.15  Environmental Matters
Schedule 3.16  Insurance

                           STOCK PURCHASE AGREEMENT
                           ------------------------


     This Stock Purchase Agreement ("Agreement") is made as of December 26, 1997, by and among:

     EG&G Holdings, Inc., a corporation organized and existing under the laws of the Commonwealth of Massachusetts with its principal place of business in Wellesley, Massachusetts (the "Seller");

                                      and

     Ametek, Inc., a corporation organized and existing under the laws of the State of Delaware with its principal place of business in Station Square, Paoli, Pennsylvania (the "Buyer")


                             W I T N E S S E T H:


     WHEREAS, Seller owns all of the issued and outstanding shares of common stock (the "Shares") of Rotron Incorporated, a corporation organized and existing under the laws of the State of New York with its principal place of business in Woodstock, New York (the "Company"); and

     WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, the Shares upon the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements hereinafter contained, the parties hereto do hereby agree as follows:


                            ARTICLE I - DEFINITIONS
                            -----------------------


     The following terms shall have the meaning set forth below for the purposes of this Agreement:

     "Affiliates" has the meaning set forth in Rule 405 of the Securities Act of 1933, as amended, and is intended to include the officers, directors, employees, representatives and agents of any Person.

     "Balance Sheet" - as defined in Section 3.7.

     "Buyer" - as defined in the first paragraph of this Agreement.

     "Closing" - as defined in Section 2.3.

     "Closing Date" - the date and time as of which the Closing actually takes place.

     "Company" - as defined in the Recitals of this Agreement.

     "Contemplated Transactions" - all of the transactions contemplated by this Agreement including: the sale of the Shares by Seller to Buyer in consideration of the Purchase Price; the execution, delivery, and performance of any related documents as described in this Agreement; the performance by Buyer and Seller of their respective covenants and obligations under this Agreement; and Buyer's acquisition and ownership of the Shares and exercise of control over the Company.

     "Contracts" - all contracts, agreements, indentures, licenses, leases, commitments, plans, arrangements, sales orders and purchase orders of every kind.

     "Intellectual Property" - patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); all registered and unregistered statutory and common law copyrights; all registered and unregistered trademarks, service marks, licenses, logos, sales materials and trade names; all registrations, applications and renewals for any of the foregoing; all trade secrets, confidential information, know-how, customer lists, formulae, manufacturing and production processes and techniques, research and development information, product designations, quality standards, investigations, drawings, specifications, designs, plans, improvements, proposals, technical and computer data; all license agreements and sublicense agreements to and from third parties relating to any of the foregoing; all other proprietary rights (including, without limitation, all computer software and documentation); and all copies and tangible embodiments of the foregoing (in whatever form or medium).

     "HSR Act" - the Hart-Scott-Rodino Antitrust Improvements Act of 1976 as amended or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

     "Legal Requirement" - any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

     "Liabilities" - debts, liabilities, obligations, duties and responsibilities of any kind and description, whether absolute or contingent, monetary or non-monetary, direct or indirect, known or unknown or matured or unmatured, or of any other nature.

     "Losses" - as defined in Section 10.2.

     "Ordinary Course of Business" - an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

          (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

          (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority); and

          (c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

     "Person" - any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or governmental agency.

     "Representative" - with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

     "Securities Act" - the Securities Act of 1933 as amended or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

     "Seller" - as defined in the first paragraph of this Agreement.

     "Shares" - as defined in the Recitals of this Agreement.

               ARTICLE II - SALE AND TRANSFER OF SHARES; CLOSING
               -------------------------------------------------


     2.1  Shares
          ------

          Subject to the terms and conditions of this Agreement, at the Closing, Seller will sell and transfer the Shares to Buyer, and Buyer will purchase the Shares from Seller.

     2.2  Purchase Price
          --------------

          The purchase price (the "Purchase Price") for the Shares will be One Hundred Four Million ($104,000,000) Dollars subject to adjustment pursuant to Sections 2.4 and 2.5 hereof. At the Closing, the Purchase Price will be paid by Buyer to the order of Seller via wire transfer in immediately available funds to such bank and account as has been specified by Seller. Seller shall deliver to Buyer at the Closing certificates for the Shares duly endorsed in blank or with duly executed stock powers attached in proper form for transfer.

     2.3  Closing
          -------

          The purchase and sale (the "Closing") provided for in this Agreement will take place at the offices of Stroock & Stroock & Lavan LLP at 180 Maiden Lane, New York, NY 10038 at 10:00 a.m. (local time) January 9, 1998 or at such other time and place as the parties may agree. Subject to the provisions of
Article IX, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this
Section 2.3 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

     2.4  Post-Closing Adjustments to Purchase Price;
          Closing Balance Sheet
          -------------------------------------------

          (a) Promptly after the Closing Date, Seller will prepare, with the full cooperation of Buyer, a balance sheet of the Company as of the Closing Date (the "Preliminary Balance Sheet") in accordance with generally accepted accounting principles ("GAAP") (except that such Preliminary Balance Sheet need not contain the footnotes required by GAAP) and in a manner consistent with the principles used in the preparation of the Financial Statements (as defined in Section 3.7), provided that (i) all accruals, reserves, provisions and adjustments customarily made in the year-end financial statements shall be made in the Preliminary Balance Sheet, (ii) accounts receivable reflected in the Preliminary Balance Sheet shall be valued in accordance with principles set forth in Section 3.25, (iii) inventory reflected in the Preliminary Balance Sheet shall be valued in accordance with the principles set forth in Section 3.27, and (iv) Liabilities shall be reflected therein in accordance with the principles set forth in Section 3.28. The Preliminary Balance Sheet will give effect to the elimination of the intercompany accounts pursuant to Section 5.8 and shall include explanatory footnotes describing the methodologies and assumptions used in the preparation thereof. The Stockholders' Equity of the Company for purposes of Section 2.4(c) shall be the Stockholders' Equity shown on the Closing Balance Sheet (as defined below) less any deferred tax asset shown thereon.

          (b) The Preliminary Balance Sheet shall be delivered to Buyer within 60 days after the Closing Date. Unless Buyer notifies Seller in writing that Buyer disagrees with the Preliminary Balance Sheet within 30 days after receipt thereof, the Preliminary Balance Sheet shall become the "Closing Balance Sheet" hereunder. If Buyer, within such 30-day period, notifies Seller in writing that Buyer disagrees with any balance sheet line item or items (each, a "Line Item") on the Preliminary Balance Sheet then Buyer and Seller shall negotiate in good faith to resolve such disagreements (each such disagreement with respect to a Line Item may consist of one or more proposed adjustments);provided that
(i) no notice of disagreement may be given with respect to any Line Item unless the amount of the disagreement with respect to such Line Item equals at least $25,000 (provided, however, that the limitation in this clause (i) shall not apply if the sum of all such disagreements that are less than $25,000 per Line
Item is greater than $100,000); and (ii) any notice of disagreement by Buyer shall specify in reasonable detail the nature of any disagreement so asserted. If all such disagreements are resolved by the parties within 15 days after the end of such 30-day period, the Preliminary Balance Sheet, modified to reflect such resolution, shall become the "Closing Balance Sheet" hereunder. In the event Buyer and Seller are unable to resolve such disagreements within 15 days after the end of such 30-day period, the parties shall refer such disagreements to an independent certified public accountant of national reputation independent of Buyer and Seller mutually agreed upon by Buyer and Seller (the "Arbitrating Accountants"). Promptly following such referral, Seller and Buyer shall mutually agree upon the procedures to be followed by the Arbitrating Accountants in resolving such disagreements. No further disagreements may be raised with the Arbitrating Accountants. Within 60 days of such presentation, the arbitrating accountants shall resolve all such disagreements and shall then render their report thereon, and the preliminary balance sheet, modified to reflect the resolution by the arbitrating accountants, shall become the "closing balance sheet" hereunder. The Closing Balance Sheet shall be conclusive and binding on Buyer and Seller for purposes of determining the increase or reduction (if any) of the Purchase Price provided for in Section 2.2. Buyer and Seller shall be responsible for payment of the fees and expenses of their respective accounting firms in acting under this Agreement. The fees and expenses of the Arbitrating Accountants in acting under this Agreement shall be shared by Buyer and Seller in proportion to the adjustment (as against the reported adjustment), if any, decided upon by such accounting firm. This provision for arbitration shall be specifically enforceable by the parties and the decision of the Arbitrating

Accountants in accordance with the provisions shall be final and binding with respect to the matters so arbitrated and there shall be no right of appeal therefrom.

          (c) The Purchase Price shall be adjusted by the amount (if any) by which "stockholders' Equity", as shown on the Closing Balance Sheet, differs from $13,127,585, which is the "Stockholders' Equity" (defined as Net Equity reduced by Intercompany Accounts; and exclusive of any deferred tax asset as indicated in Section 2.4(a)) as shown on the interim Balance Sheet (as defined in Section 3.7 below and as set forth in Schedule 3.7); provided, that no such adjustment shall be made unless such difference exceeds $100,000. Any increase in the Purchase Price resulting from an increase in Stockholders' Equity pursuant to this Section 2.4, shall be paid by Buyer to Seller, and any decrease in the Purchase Price resulting from a decrease in Stockholders' Equity pursuant to this Section 2.4 shall be paid by Seller to Buyer, in each case, within five business days after the Closing Balance Sheet becomes final hereunder, together with interest accrued thereon from the Closing Date to the date of payment at the rate of interest announced by Bankboston, N.A., in Boston, Massachusetts as its "prime" rate on the Closing Date (such calculation to be based on a 360-day year). Payments must be made in immediately available funds, and in the event an adjustment is required it will be made on a "dollar for dollar" basis without regard to the $100,000 threshold.

     2.5  Pre-Closing Adjustments to Purchase Price
          -----------------------------------------

          (a) Buyer has delivered to Seller a copy of a report on the structural condition of the Real Property of the Company prepared by Highland Associates, Ltd. dated November 19, 1997 which recommends certain repair actions be undertaken. To resolve any potential disputes relating to the condition of the Real Property as discussed in that report, including the need for the demolition, repair, removal, or replacement (including the construction of any new or remodeled structures) of the (i) Quonset huts at the Woodstock facility and (ii) the model shop at the Woodstock facility, Buyer and Seller have agreed to reduce the Purchase Price by $260,000.

          (b) Buyer and Seller agree that the land, buildings, improvements, structures, fixtures, utilities and appurtenances that constitute the "Olive Property" will be excluded from the Contemplated Transactions, and in recognition of that exclusion the parties have agreed to reduce the Purchase Price by $300,000. Buyer will be entitled to utilize the Olive Property in a manner consistent with the current usage of that facility by the Company for a period commencing on the Closing Date and ending on June 30, 1998 on a rent free basis. By or before that date, Buyer will have relocated its personnel, equipment, inventory and operations from the Olive Property in an orderly manner, and Seller will be able to show the Olive Property to prospective tenants and purchasers during Buyer's period of usage. If Buyer has not vacated the Olive Property on or before June 30, 1998, it will be deemed a breach of Buyer's contractual obligation hereunder and Buyer will pay Seller a usage fee for the Olive Property of $25,000 per future month.

          (c) Buyer and Seller agree that the unimproved land owned by Company in Saugerties, New York, which consists of roughly 17 acres (the "Saugerties Land"), will be excluded from the Contemplated Transactions. No adjustment will be made to the Purchase Price as a result of that exclusion.

          (d) The net effect of the items set forth above will be to decrease the Purchase Price payable at Closing to $103,440,000 Post-Closing adjustments to the Purchase Price are as set forth in Section 2.4.

            ARTICLE III - REPRESENTATIONS AND WARRANTIES OF SELLER
            ------------------------------------------------------

     Seller hereby represents and warrants to Buyer as follows:

     3.1  Title to Shares
          ---------------

          Seller (a) is the owner, free and clear of any liens, pledges, mortgages, encumbrances, options, restrictions, charges, agreements, defects of title or claims (collectively "Liens"), of the Shares, and (b) will sell, transfer, assign and deliver good and valid title to the Shares at the Closing as provided in this Agreement and Buyer will acquire good and valid title to the Shares, free and clear of any Liens other than those resulting from Buyer's actions.

     3.2  Capitalization of the Company
          -----------------------------

          The authorized capital stock and issued and outstanding Shares of the Company are set forth on Schedule 3.2. Seller is the record and beneficial owner of all issued and outstanding Shares of the Company. Such issued and outstanding Shares are duly authorized, validly issued, fully paid and nonassessable. Except for rights granted to Buyer under this Agreement there are no outstanding "phantom" stock rights, options, warrants or rights of first refusal, preemptive, subordination or similar rights or other rights to purchase, obtain or acquire, or any outstanding securities or obligations convertible into or exchangeable for, or any voting or other agreements with respect to, any shares of capital stock of the Company, or any other securities of the Company and the Company is not obligated, now or in the future, contingently or otherwise, to issue, purchase or redeem capital stock or any other securities to or from any person or entity. There are no Shares of the capital stock of the Company held in the Company's treasury. Copies of the charter documents and by-laws and corporate minute books of the Company have been made available to Buyer and are true, correct and complete in all material respects as of the date hereof. There are no outstanding bonds, debentures, notes or other indebtedness having the right to vote on any matters on which stockholders of the Company may vote.

     3.3  Subsidiaries and Investments
          ----------------------------

          The Company is a wholly-owned subsidiary of Seller. Except for its ownership interests in Affiliates of Seller as set forth in Schedule 3.3., which will be transferred to another Affiliate of Seller prior to the Closing Date, the Company does not own, directly or indirectly, any capital stock of or other equity interests in any Person. The Company has not made any advances of money to, or guaranteed the obligations of, any Person which remain outstanding.

     3.4  Organization
          ------------

          The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York with full corporate power and authority to carry on its business as presently conducted by it and to own, lease and operate its properties in the places where it maintains offices and where its properties are owned, leased or operated and is duly qualified or licensed to do business in good standing as a foreign corporation in each jurisdiction where the properties owned or leased or the activities conducted by the Company make such qualification or license necessary, except where the failure to be so qualified or licensed would not have a material adverse effect on the business, properties, assets, liabilities, operations, prospects or financial condition of the Company (a "Material Adverse Effect").

     3.5  Due Authorization of Seller; Binding Obligation
          -----------------------------------------------

          Seller has full corporate power and authority to execute and deliver this Agreement and the other agreements to be executed and delivered by Seller at the Closing and to perform its obligations hereunder and thereunder, and the execution, delivery and performance of this Agreement and such other agreements by Seller have been duly authorized by all necessary corporate and stockholder actions on the part of Seller. This Agreement is the valid and binding obligation of Seller, enforceable in accordance with its terms, subject to the qualification, however, that enforcement of the rights and remedies created hereby is subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors' rights in general, or by general principles of equity.

     3.6  Non-Contravention
          -----------------

          Except as set forth on Schedule 3.6, the execution, delivery and performance of this Agreement by Seller and the consummation of the Contemplated Transactions do not and will not, with or without the giving of written notice or the lapse of time, or both, violate, conflict with, result in the breach of, require a consent under, or accelerate the performance required by any of the terms, conditions or provisions of (i) the charter documents or by-laws or other governing documents of the Company or Seller, (ii) any covenant, agreement or understanding to which the Company or Seller is a party or by which either of them or any of their respective assets are bound, or (iii) any order, ruling, decree, judgment, arbitration award, law, rule, regulation or stipulation to which the Company or Seller is subject or constitute a default thereunder or result in the creation of any Lien upon any of the material properties or assets of the Company or upon the Shares.

     3.7  Financial Statements
          --------------------

          Seller has heretofore furnished to Buyer unaudited financial statements of the Company consisting of (i) balance sheets at December 29, 1996 (the "1996 Balance Sheet") and September 28, 1997 (the "Interim Balance Sheet") and (ii) statements of operations for the interim periods ended March 30, 1997, June 29, 1997 and September 28, 1997 (the "Interim Statements of Operations") and the years ended December 31, 1995 and December 29, 1996 (the foregoing financial statements are hereinafter collectively referred to as the

"Financial Statements" and the Interim Balance Sheet and the corresponding Statement of Operations are set forth on Schedule 3.7). Such Financial Statements and notes fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of the Company as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, subject, in the case of the March 30 and June 29, 1997 Interim Statements of Operations, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, constitute a Material Adverse Effect) and, subject in the case of the Interim Balance Sheet and the Interim Statements of Operations, to the absence of notes (that, if presented, would not differ materially from those included in the Balance Sheet); the financial statements referred to in this Section 3.7 reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such financial statements.

     3.8  Books and Records
          -----------------

          The books of account, minute books, stock record books, and other records of the Company, all of which have been made available to Buyer, are current, complete and correct in all material respects and have been maintained in accordance with sound business practices. The minute books of the Company contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Board of Directors of the Company and any committee of said Board, and no meeting of any such stockholders, Board of Directors or any committee has been held for which minutes have not been prepared and are not contained in such minute books. At Closing, all of such books and records will be in possession of the Company.

     3.9  Title to Properties
          -------------------

          (a) The Company has good and marketable title to all the real and personal property and assets owned or purported to be owned by it, free and clear of all Liens, except (a) as set forth in Schedule 3.9(a); (b) mechanics', carriers', workers' and other similar liens arising in the Ordinary Course of Business and consistent with past practice which would not have a Material Adverse Effect; (c) liens of taxes not yet due and payable or being contested in good faith by appropriate proceedings and in compliance with applicable law; (d) with respect to real property, (i) minor imperfections of title, if any, none of which is substantial in amount, materially detracts from the value or impairs the use of the property subject thereto, impairs the operations of the Company or, to the best of Seller's knowledge and without benefit of any title search, survey or similar investigation, renders the title to any such real property to be unmarketable, and (ii) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto (collectively, the "Permitted Liens"); and (e) those non-consensual Liens which do not affect any material assets and do not impair the current use or diminish the value of the property affected to any material extent; provided that the Liens referred to in clauses (a) through (e) above in the aggregate, are not substantial in amount, do not detract from the value of the property or asset subject thereto and do not interfere with the current or anticipated use thereof.

          (b) The Company owns all of the property and assets used by it in the operation and conduct of its business, except for those material assets leased by the Company under leases specifically identified on Schedule 3.9(b). The assets and property owned or leased by the Company constitute all of the assets used in, related to or required by the Company for the normal conduct of its business.

          (c) Schedule 3.9(c) sets forth a true and complete (except for fixed assets acquired by the Company prior to January 1, 1977) list as at November 23, 1997 of all tools, dies, equipment, machinery, motor vehicles, fixtures and other fixed assets purchased or acquired by the Company since

January 1, 1977, indicating the owner and location thereof, the cost of the assets acquired annually and the cumulative total. The fixed assets owned or used by the Company are sufficient for the operation of the business of the Company as it is currently conducted and in a reasonable state of repair taking into account the age thereof. The dollar amount of the fixed assets owned by the Company as shown on the Interim Balance Sheet does not in any case exceed the cost of the same, less any previous write-downs and less depreciation determined in accordance with GAAP consistently applied, and the Company has not written up the value of any such fixed assets.

          (d) Schedule 3.9(d) hereto sets forth a true and complete list and description of all real property, land, buildings, improvements and structures (collectively, "Real Property") now owned or used by the Company. To the best of Seller's knowledge, the buildings, driveways and all other structures and improvements upon the Real Property are within the boundary lines thereof and do not encroach upon the property of any other persons. To the extent they are in the possession of Company, the Company has heretofore delivered or made available to Buyer copies of all title insurance policies obtained by the Company, abstracts of title and other evidence of title with respect to the Real Property. Each party will use their best efforts to keep the other informed as to the status of their negotiations with the landlord of the facility in El Cajon, California referenced on Schedule 3.9(d).

          (e) Schedule 3.9(e) sets forth a true and complete list of each lease of premises executed by or binding upon Seller as lessee, sub-lessee, tenant or assignee (the "Leased Premises") setting forth in each case a brief description of the premises covered thereby, the rental payable thereunder and the term (including any extensions available) thereunder. Except as set forth on
Schedule 3.9(e), each such lease is in full force and effect on the date hereof without any default or breach thereof by the Company or, to Seller's knowledge, any other party thereto. To the extent they are in the possession of Company, true and complete copies of all leases required to be listed on Schedule 3.9 have heretofore been delivered or made available to Buyer. There are no leasing commissions or brokerage fees of any kind due or to become due in respect of such leases.

          (f) Except as set forth on Schedule 3.9(f), during the past two years neither Seller nor the Company has received any notice of or writing referring to any requirements or recommendations by any insurance company which has issued a policy covering any part of any Real Property or Leased Premises or by any board of fire underwriters or other body exercising similar functions, requiring or recommending any repairs or work to be done on any part of any Real Property or Leased Premises. All of the public utilities required for the operation of the Real Property or Leased Premises in the manner currently operated are installed and operating, and all installation and connection charges have been paid in full or provided for the plumbing, electrical, heating, air conditioning, ventilating and all other structural or material mechanical systems in the buildings upon the Real Property and Leased Premises are in, and will be in on the Closing Date, satisfactory working condition. Buyer has had the opportunity to inspect the roof, basement and foundation walls of the buildings of the Real Property and Leased Premises and Seller makes no representation or warranty as to their condition, provided that this sentence does not limit Seller's obligations pursuant to Section 5.9 hereof. All water, utility and other charges, sewer rent and assessments affecting the Real Property or Leased Premises or any part thereof, and all Taxes imposed against or affecting the Real Property or Leased Premises (to the extent payable by the Company) or any part thereof, have been paid in full, accrued or reflected on the Interim Balance Sheet or, since the Interim Balance Sheet Date, incurred in
the Ordinary Course of Business.   Neither Seller nor the Company has received
notice of any assessments, and has no knowledge of any pending assessments, affecting the

Real Property and the Leased Premises and to the best of Seller's knowledge, the use thereof conform in all respects with all covenants and restrictions and all applicable building, zoning, and land use laws.

     3.10  Contracts
           ---------

           Schedule 3.10 contains a complete list as of the date(s) listed therein of the following: (i) Contracts to which Company is a party or under which Company is obligated or bound or to which any of the assets may be subject, which provide for a period of performance which extends beyond January 1, 2000 or involves a payment or receipt after the date of this Agreement of more than $25,000 and (ii) Contracts, commitments and agreements not referred to in clause (i) above or in other Schedules that are material to the operations of the Company. To Seller's knowledge, each such Contract or commitment will be enforceable by Buyer in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors' rights in general, or by general principles of equity. As of the date hereof, the Company is not in default under any of the Contracts listed on Schedule 3.10 and, to Seller's knowledge, no other party is in default thereunder, except, in any such case, for defaults that, individually or in the aggregate, would not be materially adverse to the operation of the Company. The Company has not, since the date of the Interim Balance Sheet entered into any purchase or sales commitment or order except in the Ordinary Course of Business. The Company has not, except as set forth on Schedule 3.10 entered into any: (A) royalty agreement, or except in the Ordinary Course of Business, any distribution, agency or license agreement; (B) Contract (for employment or otherwise) with any officer, employee, director or shareholder (or any Affiliate of any such officer, employee, director or shareholder) or except in the Ordinary Course of Business, any professional person or firm, consultant, independent contractor or advertising firm or agency; (C) Contract guaranteeing the payment or performance of the obligations of others; (D) Contract restricting the ability of the Company to engage in any line of business or to compete with any Person other than those associated with Items 2 and 6 on Schedule 3.10; or (E) any shareholders' agreement, joint venture agreement or other Contract with respect to the operation or management of any entity.

     3.11  Patents, Trademarks, Copyrights and Trade Secrets
           -------------------------------------------------

           (a) Schedule 3.11 contains a complete list of all Intellectual Property Rights owned by or licensed to Company (i) for which a patent or other registration exists or has been applied for or (ii) that are material to the current operations of the Company. Except as set forth on Schedule 3.11, Seller has no knowledge that any Intellectual Property Rights now or heretofore owned or used by the Company infringes, misuses or misappropriates any Intellectual Property Right of any other Person and, to the best of Seller's knowledge, no Intellectual Property Right of any other Person infringes, misuses or misappropriates any Intellectual Property Right owned by or licensed to the Company. Except as set forth on Schedule 3.11, and to the best of Seller's knowledge, all Intellectual Property Rights which are necessary to, or are being used in, the manufacturing, processing, fabricating, assembling, advertising or sale by the Company of the products now being produced by it are as of the date hereof either owned by the Company, free and clear of any Liens, and, to Seller's knowledge, adverse claims of ownership by any third party, or are the subject to an appropriate license or agreement pursuant to which the Company is granted the right to make such uses thereof. No shareholder, Affiliate, officer, director or employee of the Company or Seller owns or has any interest in any Intellectual Property Rights or any trade secret, invention or process, if any, used by the Company in connection with its business. No claims or allegations of infringement or misappropriation of any Intellectual Property Rights are pending or, to Seller's knowledge, threatened against the Company. Except as set forth in Schedule

3.11, neither Seller, the Company, nor any of their Affiliates is party to any licenses or similar agreements with respect to the "Rotron" name.

           (b) Except as provided in the Trademark License (as defined below) no transfer, license or grant of rights to the tradename, service mark and/or trademark "EG&G" or the EG&G logo, either separately or in conjunction with "EG&G Rotron" is made or is to be implied by any provision of this Agreement.

     3.12  Litigation
           ----------

           Schedule 3.12 contains a complete list as of the date hereof of all claims, actions, suits, labor disputes, investigations and proceedings, pending or, to Seller's knowledge, threatened, which involve the Company or any of its material assets. Except as set forth in Schedule 3.12, there are no decrees, injunctions or orders of any court or governmental department or agency outstanding against Seller as of the date hereof.

     3.13  Compliance with Law; Governmental Approvals
           -------------------------------------------

           To Seller's knowledge, Company is in compliance, in all material respects, with all applicable statutes, laws, ordinances, rules, orders and regulations of any governmental authority or instrumentality, domestic or
foreign.   Except as set forth on Schedule 3.13, neither Seller nor the Company has received as of the date hereof any written communication from a governmental authority that alleges that the Company is not in compliance, in all material respects, with any Federal, state, local or foreign statute, law, ordinance, rule, order or regulation Company holds and will hold on the Closing Date all licenses, permits and authorizations necessary for the lawful operation of the Company under and pursuant to all applicable statutes, laws, ordinances, rules and regulations of all Federal, state, local and foreign governmental bodies, agencies and subdivisions having, asserting or claiming jurisdiction over it or over any part of its operations except where any failure to have such licenses, permits and authorizations or to comply would not, individually or in the aggregate, have a Material Adverse Effect and the Company may lawfully operate without such license, permit or authorization. Seller is not aware of any proposed change in law that would negatively affect the Company's ability to continue operations in the manner in which they are currently conducted.

     3.14  Employee Benefit Plans
           ----------------------

           (a) Schedule 3.14 contains a list and if appropriate a brief description of all employee benefit plans (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), funds, policies, arrangements, practices, customs and understandings or programs which cover any employees (or former employees) of the Company (and/or their beneficiaries or dependents), whether or not they are or are intended to be (i) covered or qualified under the Internal Revenue Code of 1986, as amended (the "Code"), ERISA or any other applicable law, (ii) written or oral, (iii) funded or unfunded, or (iv) generally available to any or all employees (or former employees) of the Company (and/or their beneficiaries or dependents), which are established, contributed to or maintained by the Company or any ERISA Affiliate (as defined below) as of the date hereof, including all welfare, pension, profit sharing, retirement, stock purchase, stock option, stock bonus, severance or deferred compensation plans, qualified domestic relations orders and qualified medical child support orders (the "Employee Benefit Plans"). For purposes of this Section 3.14, the term "ERISA Affiliate" shall mean Seller and include any corporation which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which includes Seller, any trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the Code) with Seller, any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in
Section 414(m) of the Code) which includes Seller and any other entity required to be aggregated with Seller pursuant to the regulations issued under Section 414(o) of the Code. Seller has delivered or made available to Buyer true, accurate and complete copies of all Employee Benefit Plan documents. Except as set forth on Schedule 3.14, EG&G, Inc. is the sponsor of the Employee Benefit Plans.

           (b) As of the date hereof, each Employee Benefit Plan has been administered in all material respects in accordance with its terms. All reports, returns and similar documents with respect to the Employee Benefit Plans required to be filed as of the date hereof with any governmental authority or distributed to any Employee Benefit Plan participant have been duly and timely filed or distributed; or the failure to file will not result in the imposition of a fine or penalty against the Company or such Plan.

           (c) Except as set forth in Schedule 3.14, each Employee Benefit Plan which is intended to be qualified under Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code has been determined by the Internal Revenue Service to be so qualified and such determination remains in effect and has not been revoked. Nothing has occurred since the date of any such determination which may adversely affect such qualification or exemption, or result in the imposition of excise taxes or income tax on unrelated business income under the Code or ERISA, except for acts or omissions which would not, either singularly or in the aggregate, have a Material Adverse Effect.

           (d) There are (i) no "accumulated funding deficiencies" as defined in Section 302 of ERISA or Section 412 of the Internal Revenue Code, whether or not waived, under, and (ii) no "reportable event" as defined in Section 4043(b) of ERISA has occurred with respect to, any single employer defined benefit plan maintained or sponsored by Seller, the Company or any ERISA Affiliate.

           (e) Neither Seller nor the Company has any obligation, nor during the five year period ending on the Closing Date has had any obligation, to contribute to any multiemployer plan (as defined in Section 3(37) of ERISA). Neither Seller, the Company nor any ERISA Affiliate is subject to any withdrawal or partial withdrawal liability within the contemplation of ERISA Section 4201 et seq. and will not become subject thereto as a result of the Contemplated Transactions.

           (f) With respect to any Employee Benefit Plan that is an employee welfare benefit plan (within the meaning of Section 3(1) of ERISA) (a "Welfare Plan"), (i) each Welfare Plan for which contributions are claimed as deductions under any provision of the Code is in material compliance with all applicable requirements pertaining to such deduction, (ii) with respect to any welfare benefit fund (within the meaning of Section 419 of the Code) that comprises part of a Welfare Plan, there is no disqualified benefit (within the meaning of Section 4976(b) of the Code) that would subject the Buyer to a material tax under Section 4976(a) of the Code, (iii) any Welfare Plan that is a group health plan (within the meaning of Section 4980B(g)(2) of the Code) materially complies, and in each case has materially complied, with all of the requirements of Section 162(k) of the Code (for tax years beginning before January 1, 1989) and 4980B of the Code (for tax years beginning after December 31, 1988), (iv) every employee, former employee, and every dependent of the foregoing entitled to continuation of benefit coverage under any Welfare Plan has been accorded in all material respects all of the rights to which such person is entitled as a matter of law or regulation, and (v) all Welfare Plans sponsored by the Company may, subject to any other provision of this Agreement, be amended or terminated by the Buyer at any time on or after the Closing Date.

           (g) There are no liabilities, to the Pension Benefit Guarantee Corporation ("PBGC") or otherwise, associated with any previously terminated single employer defined benefit person plan maintained or sponsored by Seller, the Company or any ERISA Affiliate, whether or not such plan was an Employee Benefit Plan, and all PBGC premiums under plans, whether or not terminated, maintained or sponsored by Seller, the Company or any ERISA Affiliate have been paid on a timely basis.

           (h) Each most recent Employee Benefit Plan audit report, actuarial report and annual report, certified by the Employee Benefit Plan's actuaries and auditors, as the case may be, fairly presents the actuarial status and the financial condition of the Employee Benefit Plan as at the date thereof and the results of operations of the Employee Benefit Plan for the plan year reflected therein and, subject to changes in amounts attributable to investment performance and normal employee turnover, there has been no material adverse change in the condition of the Employee Benefit Plan since the date of the most recent Form 5500, audited annual financial statement or actuarial valuation report. All financial statements of EG&G, Inc. reflect, with respect to any Employee Benefit Plan the employee benefit costs and liabilities in accordance with FAS 35, 87, 88, 106 and 112, and AICPA SOP 92-6, as applicable.

           (i) There is no matter, action, audit, suit or claim pending or, to the best knowledge of Seller, threatened, relating to any Employee Benefit Plan, fiduciary of any Employee Benefit Plan or assets of any Employee Benefit Plan, before any court, tribunal or governmental agency, other than routine claims for benefits under the Employee Benefit Plans or actions seeking qualified domestic relations orders or qualified medical child support orders related thereto.

           (j) No prohibited transaction has been committed by Seller (as defined in Section 406 of ERISA or Section 4975 of the Code) has occurred or exists with respect to any Employee Benefit Plan which would result in a Material Adverse Effect.

           (k) No Employee Benefit Plan is being terminated and there will be no Employee Benefit Plan amendments occurring through the date of Closing (or, with respect to Seller's Pension Plan, through the date of any transfer of assets from such plan), other than those made to facilitate the Contemplated Transactions.

     3.15  Environmental Matters
           ---------------------

           Except as described in the reports and other documents set forth on
Schedule 3.15, as of the date hereof:

           (a) No litigation, suits, claims, proceedings or investigations or private or governmental enforcement actions or orders are pending, or, to Seller's knowledge, threatened against Seller with respect to any Hazardous Material or applicable Environmental Law, as defined below.

           (b) Seller has not received any notice from any governmental authority or other person of any claims or potential violations by Seller of (or liability under) any Environmental Law; and

           (c) To the best of Seller's knowledge there has been no (i) activity on any of the properties of Seller which has been conducted, or is being conducted, in violation of any Environmental Law, or (ii) actual or threatened release (including, without limitation, any spill, discharge, leak, emission, ejection, escape or dumping) or improper or inadequate storage of, or contamination caused by any Hazardous Material on or under any of the properties of Seller, which in any of such cases would have a Material Adverse Effect.

           (d) All products manufactured and services provided by Seller prior to the date hereof are in compliance with all Environmental Laws applicable thereto and all such products and services so manufactured or provided prior to the Closing Date will as of such date be in material compliance with all applicable Environmental Laws.

           (e) Seller is not aware of any material containing friable asbestos in or on the Real Property of the Company which would have a Material Adverse Effect on the business, assets or Real Property of the Company. No product currently manufactured or sold by the Company contains asbestos in any known form.

           (f) Seller has hereto delivered or made available to Buyer true and complete copies of all environmental studies relating to the business, assets or Real Property of Company which either (i) have been conducted on behalf of Seller in the last five years or (ii) are in the possession of EG&G, Inc., Seller or the Company.

           (g) "Environmental Law" means any governmental law (including regulations thereunder) relating to environmental matters or Hazardous Materials; "Hazardous Material" means any material, substance, waste, pollutant or other matter that is defined as a hazardous material, hazardous substance, hazardous waste, toxic material, toxic substance or other term having a similar meaning under applicable law or is otherwise subject to elimination, abatement, removal, remediation or cleanup under applicable law.

     3.16  Insurance
           ---------

           Schedule 3.16 contains a summary of insurance policies or binders of insurance or programs of self-insurance which have related to Company during the past five years. All such policies and binders are (except for the Directors' and Officers' liability) "occurrence" based, have limits in amounts customarily deemed to be adequate, and cover all risks customarily insured against, in the type of business conducted by Company and all premiums due to the date hereof on such policies have been paid in full. All pending claims, if any, made against Seller which are covered by insurance are being defended by the appropriate insurance companies and are described on Schedule 3.16 hereto. Seller has not failed to give any notice or present any claim under any such policy in a timely fashion and has not exhausted the underlying policy limits of such policies or binders. The coverage under each such policy and binder is in full force and effect, and no notice of cancellation or nonrenewal has been received by Seller (it being understood, however, that any coverage currently being provided under policies maintained by Seller for the benefit of Company will be terminated as of the Closing, and Buyer will be responsible for providing insurance coverage from the Closing Date forward; however, subject to the terms and conditions of the applicable policies, coverage for claims based on pre-Closing "occurrences" will continue. The parties will consult and cooperate with each other with regard to potential claims against Seller's insurers for matters relating to occurrences prior to the Closing Date.

     3.17  Brokers or Finders
           ------------------

           Neither Company nor Seller, nor their respective officers or agents, has entered into, and none of them will enter into, any agreement, arrangement or understanding with any person or firm which will result in the obligation of Buyer to pay any finder's fee, brokerage commission or similar payment in connection with the Contemplated Transactions.

     3.18  Disclosure
           ----------

           No representation or warranty of Seller in this Agreement contains as of the date hereof any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein, in light of the circumstances in which they were made, not misleading.

     3.19  No Material Adverse Change
           --------------------------

           Since the date of the Interim Balance Sheet there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of the Company, and to the knowledge of Seller no event has occurred or circumstance exists that may result in such a material adverse change.

     3.20  Absence of Certain Changes and Events
           -------------------------------------

           Since the date of the Interim Balance Sheet, the Company has conducted its business only in the Ordinary Course of Business and there have not been any changes that, individually or in the aggregate, would result in a material adverse change to the operations of the Company. Except as permitted by the terms of this Agreement, Seller has not done, or permitted to be done, any of the following from the date of the Interim Balance Sheet to the date hereof:

           (a) change in the Company's authorized or issued capital stock; grant of any stock option or right to purchase Shares of the Company; issuance of any security convertible into such Shares; grant of any registration rights; purchase, redemption, retirement, or other acquisition by the Company of any Shares; or declaration or payment of any dividend or other distribution or payment in respect of the Shares;

           (b) amendment to charter documents or by-laws of the Company;

           (c) payment or increase of any bonuses, salaries, or other compensation to any director, officer, or employee, or entry into any employment, severance, or similar contract with any director, officer, or employee; except for payment of salary and bonuses and increases in salary in the Ordinary Course of Business or except for any such payments or increases for which Seller would be solely obligated;

           (d) adopted or amended in any material respect any Employee Benefit Plan;

           (e) incurred or assumed any material liabilities, obligations or indebtedness for borrowed money or guaranteed any such liabilities, obligations or indebtedness, other than in the Ordinary Course of Business;

           (f) permitted, allowed or suffered any of the Company's assets to be subject to any Liens, other than Permitted Liens;

           (g) the Company's acquisition or agreement to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or the Company's acquisition or agreement to acquire any assets which are material, individually or in the aggregate to the seller of such assets;

           (h) sold, leased, or otherwise disposed of, or agreed to sell, lease or otherwise dispose of, any of the Company's assets which are material, individually or in the aggregate, to the Company, except for the sale of inventory, collection of accounts receivable and other activities in the Ordinary Course of Business;

           (i) instituted a material change in the accounting methods used by the Company; or

           (j) cancellation of any indebtedness or waiver of any rights of substantial value to the Company, other than write-offs or write-downs in the Ordinary Course of Business;

           (k) amendment, cancellation or termination (other than in accordance with its terms or otherwise in the Ordinary Course of Business) of any Contract material to the Company;

           (l) failure to pay any obligation of the Company due in the Ordinary Course of Business, except where contested in good faith and where such failure would not have a Material Adverse Effect;

           (m) made any agreement, whether oral or written, to do any of the foregoing.

     3.21  Labor Relations; Compliance
           ---------------------------

           The Company is not a party to any labor or collective bargaining agreement, and no employees of the Company are represented in their employment with the Company by a labor organization. There is, and during the past two years there has been, no labor strike, dispute, work stoppage or lockout pending, or, to the knowledge of Seller, threatened, against or affecting the Company. No labor organization or group of employees of the Company has made a pending demand for recognition or certification to the Company, and, to the knowledge of Seller, no union organizational campaign is in progress with respect to the employees of the Company.

     3.22  Customers
           ---------

           Schedule 3.22 hereto contains a complete and accurate list of the largest customers of the Company in terms of revenues for 1997 as of December 15, 1997, showing the approximate total revenues earned by the Company from each such customer during the indicated period. To the best of Seller's knowledge, since September 28, 1997 there has been no material adverse change in the business relationship of the Company with any such customer.

     3.23  Vacation Time, Bonuses, Etc.
           ---------------------------

           Schedule 3.23 hereto sets forth the method for accruing vacation pay used by the Company on its books and records.

     3.24  Compensation
           ------------

           Schedule 3.24 contains a list of the following information for each employee of the Company, including each employee on leave of absence or disability status: name; title or job description; total annual compensation (including base salary and bonus); and years of service credited for purposes of vesting and level of participation under any Employee Benefit Plan. Schedule
3.24 also lists (by location) the value of vacation carryover. Except as set forth in Schedule 3.24, at the date of the Interim Balance Sheet there were no bonuses, profit sharing, incentives, commissions or other compensation of any kind with respect to work done prior to the date of such Interim Balance Sheet owing to present or former employees of the Company not fully paid prior to such date or, with respect to compensation for work done prior to the date of such Interim Balance Sheet, not fully accrued or reserved for; except for accruals relating to the Success Sharing Plan which, in the Ordinary Course of Business, are not made until the fourth quarter of the fiscal year. In January 1998, EG&G, Inc. will supply Company with instructions as to appropriate payment amounts from the accrual under the Economic Value Added Plan.

     3.25  Accounts Receivable
           -------------------

           All of the accounts receivable of the Company are actual and bona fide receivables representing obligations for the total dollar amount thereof shown on its books. Company has not received as of the date hereof written notice of any contest, claim or right of set-off with respect to the amount or validity of any such accounts receivable other than accounts receivable which do not exceed, in the aggregate, the applicable reserve for doubtful accounts. The accounts receivable of the Company as of the Closing Date will be collectible net of the reserve shown on the Closing Balance Sheet (which reserve shall be calculated in a manner consistent with past practice) and, except for such reserve, without recoupment, offset or counterclaim.

     3.26  Warranties
           ----------

           Set forth in Schedule 3.26 are descriptions and copies of the forms of product warranties of Company that are on the date of this Agreement being made for products being sold on such date, other than any implied warranties or other warranties deemed to be imposed as a matter of law. Except as discussed at
Section 13.1, relating to Hi-Rel Products (as defined below) there have been no breach of warranty or breach of representation claims against the Company during the past three years which have resulted in any material cost, expenditure or exposure to the Company. The warranty reserve shown on the Interim Balance Sheet with respect to all outstanding products of the Company, other than the Hi-Rel Products, has been, and the warranty reserve to be shown on the Closing Balance Sheet with respect to such products will have been, established in accordance with past practices. With respect to the Hi-Rel Products, the Company has recently increased the warranty reserve for Hi-Rel Products by $200,000 and is undertaking a review of warranty policy in the fourth quarter of 1997 and it is expected that the warranty reserve for Hi-Rel Products to be reflected in the Closing Balance Sheet will be appropriate for warranty claims relating to Hi-Rel Products sold prior to the Closing Date.

     3.27  Inventory
           ---------

           The inventory of the Company as at the date of the Interim Balance Sheet was, and the inventory of the Company on the date hereof has been, and on the Closing Date will have been, manufactured or acquired in the Ordinary Course of Business, in customary quantities and at prevailing prices. Such inventory has been valued on the Interim Balance Sheet at the lower of cost or market on a LIFO (last-in, first-out) basis in accordance with GAAP applied on a consistent basis and, in the case of all such inventory that is slow-moving (i.e., any item of inventory in excess of a one year's supply based on sales of inventory during the prior 12 month period or requirements based on existing backlog, whichever is higher), has been fully reserved for and, in the case of all such inventory that is rejected, damaged or obsolete, has been written down to its net realizable value. Except as indicated in Schedule 3.27 and subject to any reserve for excess and obsolete inventories, (i) the finished goods contained in the inventory of the Company have been made in accordance with and in conformity to the specifications of the corresponding customer orders or, in cases where there are no customer specifications, are saleable or usable in the Ordinary Course of Business; (ii) the work in process contained in such inventory has been made in accordance with and in conformity to the specifications of corresponding customer orders to the extent consistent with its state of completion, or is suitable to permit to produce therefrom in the ordinary and usual course finished goods that will be saleable or useable in the Ordinary Course of Business and (iii) the raw materials contained in such inventory are suitable for the purpose of filling specific customer orders, or are otherwise suitable to permit the Company to produce therefrom in the ordinary and usual course finished goods that will be saleable or usable in the Ordinary Course of Business.

     3.28  Liabilities
           -----------

           The Interim Balance Sheet properly reflects all Liabilities of the Company as required by GAAP, applied on a basis consistent with the basis on which Financial Statements referred to in Section 3.7 were prepared. All Liabilities incurred since the date of the Interim Balance Sheet will have been incurred in the Ordinary Course of Business and not in violation of or in conflict with any of the terms, agreements, warranties, representations and conditions of Seller contained in this Agreement.

     3.29  Governmental Approvals
           ----------------------

           No governmental authorization, approval, order, license, permit, franchise, or consent and no registration, declaration or filing by the Company, Seller or any shareholder of Seller with any governmental authority (including, without limitation, any filing or registration pursuant to the Securities Act or the securities or blue sky laws of any state or territory) is required in connection with the execution and delivery of this Agreement and the consummation of the Contemplated Transactions except for HSR Act approval and notification to the New York State Department of Environmental Conservation regarding the facilities listed as Class 2 sites on the Registry of Inactive Hazardous Waste Sites.

     3.30  Certain Transactions
           --------------------

           Except as disclosed in Schedule 3.30, no officer or director of the Company (or the immediate family of any of them), has any interest in property, real, personal or mixed, tangible or intangible, used in or pertaining to the business of Company, or in any creditor, debtor, supplier, customer, agent, sales representative, or distributor of Company. Any transactions between the Company and Seller (including Affiliates of Seller) are related either to the intercompany accounts described at Section 5.8 or have been and will be conducted in the Ordinary Course of Business.

     3.31  Backlog
           --------

           As of October 31, 1997 the total backlog of orders of the Company was approximately $32,600,000. As at the Closing Date, the total backlog of orders of the Company will not be less than $30,000,000. Such backlog consists, and will on the Closing Date consist, of orders for products or services which are typical of the types of products and services heretofore manufactured, sold or rendered by the Company and which do not require the development or application of any new or more advanced technology than that utilized by the Company in the past.

     3.32  Certain Payments
           ----------------

           Since January 1, 1995, neither the Company, any director, officer, agent, or employee of Company nor any other Person associated with or acting for or on behalf of the Company has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business,
(ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company, or (iv) in violation of any Legal Requirement, (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company.

     3.33  Employee Secrecy Agreements.
           ---------------------------

           The Company has entered into secrecy agreements with substantially all of its current employees, the forms of which have been previously provided to Buyer and Buyer has been provided with the opportunity to review such agreements.

              ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF BUYER
              ----------------------------------------------------

     Buyer hereby represents and warrants to Seller as follows:

     4.1   Organization and Good Standing
           ------------------------------

           Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, with full corporate power and authority to carry on the business which it is now conducting.

     4.2   Authority; No Conflict
           ----------------------
           (a) The execution and delivery by Buyer of this Agreement and the consummation of the Contemplated Transactions have been duly and validly authorized by Buyer's Board of Directors; no other corporate action or proceeding on the part of Buyer is necessary to authorize this Agreement or the Contemplated Transactions. This Agreement constitutes valid and legally binding obligations of Buyer, enforceable against Buyer in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors' rights in general, or by general principles of equity.

           (b) Neither the execution and delivery by Buyer of this Agreement nor the consummation of the Contemplated Transactions nor compliance by Buyer with any of the provisions hereof will violate, or conflict with, or result in a breach of any provision of, or constitute a default (or any event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any Lien, upon any of the assets of Buyer or any of its subsidiaries under any of the terms, conditions or provisions of the Articles of Incorporation or By-Laws of Buyer (or equivalent corporate documentation) or any note, bond, mortgage, indenture, deed of trust, license, agreement or other instrument or obligation to which Buyer or any of its subsidiaries or any of the property or assets of Buyer or any of its subsidiaries may be bound or affected, or violate any order, writ, injunction, decree, statute, rule or regulation applicable to Buyer or any of its subsidiaries or any of the properties or assets or Buyer or any of its subsidiaries, except for such conflict, breach, default or violation which is not material to Buyer and its subsidiaries, taken as a single enterprise, or as to which requisite waivers or consents either shall have been obtained by the date hereof or the Closing Date, as appropriate, or shall have been waived by Seller in writing. No consent or approval by, notice to or registration with any governmental authority or any other person or entity, other than compliance with the HSR Act, is required on the part of Buyer prior to the Closing Date in connection with the execution and delivery by Buyer of this Agreement or the consummation by Buyer of the Contemplated Transactions.

     4.3   Investment Intent
           -----------------

           Buyer is acquiring the Shares for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act of 1933.

     4.4   Certain Proceedings
           -------------------

           There is no pending proceeding that has been commenced against Buyer that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To Buyer's knowledge, no such proceeding has been threatened.

     4.5   Brokers or Finders
           ------------------

           Buyer and its officers and agents have incurred no obligation or liability, and will not incur any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement and will indemnify and hold Seller harmless from any such payment alleged to be due by or through Buyer as a result of the action of Buyer or its officers or agents.

     4.6   Disclosure
           ----------

           No representation or warranty of Buyer in this Agreement contains as of the date hereof any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein, in light of the circumstances in which they were made, not misleading.

     4.7   Funding
           -------

           Buyer has cash available or has existing borrowing facilities or firm commitments which, together with its available cash, are sufficient to enable it to consummate the Contemplated Transactions.

     ARTICLE V - COVENANTS OF SELLER PRIOR TO CLOSING DATE
     -----------------------------------------------------

     5.1   Access and Investigation
           ------------------------

           Between the date of this Agreement and the Closing Date, Seller will, and will cause its Representatives to, (a) afford Buyer and its Representatives and prospective lenders and their Representatives (collectively, "Buyer's Advisors") full access during normal business hours to the Company's personnel, properties, Contracts, books and records, and other documents and data, (b) furnish, or permit Buyer's Advisors to make copies of all such Contracts, books and records and other existing documents and data as Buyer may reasonably request and (c) furnish Buyer and Buyer's Advisors with such additional financial, operating, and other data and information as Buyer may reasonably request; provided, that such investigation will not interfere unnecessarily with normal business operations.

     5.2   Operation of the Businesses
           ----------------------------

           Between the date of this Agreement and the Closing Date, Seller will, and will cause the Company to:

           (a) conduct the business of the Company in the Ordinary Course of Business;

           (b) use its best efforts to preserve intact the current business organization of the Company, and maintain the relations and goodwill with suppliers, customers, landlords, employees, agents, and others having business relationships with the Company;

           (c) confer with Buyer concerning operational matters of a material nature; and

           (d) otherwise keep Buyer reasonably informed regarding the status of the business, operations, and finances of the Company.

     5.3   Negative Covenant
           -----------------

           Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, Seller will not, and will not cause or permit the Company to, without the prior consent of Buyer, take any affirmative action, or fail to take any reasonable action within its control which would or is likely to result in the occurrence of any of the changes or events listed in Section 3.20.

     5.4   Required Approvals
           ------------------

           As promptly as practicable after the date of this Agreement, Seller will, and will cause the Company to, make all filings required by Legal Requirements to be made by them in order to consummate the Contemplated

Transactions (including all filings under the HSR Act). Between the date of this Agreement and the Closing Date, Seller will, and will cause the Company to,
(i) cooperate with Buyer with respect to all filings that Buyer elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions, and (ii) cooperate with Buyer in obtaining all consents required to consummate the Contemplated Transactions.

     5.5   Notification
           ------------

           Between the date of this Agreement and the Closing Date, Seller will promptly notify Buyer in writing if Seller or the Company becomes aware of any fact or condition that causes or constitutes a material breach of any of Seller's representations and warranties as of the date of this Agreement.

     5.6   No Negotiation
           --------------

           Until such time, if any, as this Agreement is terminated pursuant to
Article IX, Seller will not, and will cause the Company and each of their Representatives not to, directly or indirectly, solicit or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, any Person (other than Buyer) relating to any transaction involving the sale of the business or assets (other than in the Ordinary Course of Business) of the Company, or the Shares, or any merger, consolidation, business combination, or similar transaction involving the Company.

     5.7   Best Efforts
           ------------
           Between the date of this Agreement and the Closing Date, Seller will use its best efforts to cause the conditions in Articles VII and VIII to be satisfied.

     5.8   Settlement of Intercompany Accounts
           -----------------------------------

           (a) Except as set forth in Section 5.8(b), effective immediately prior to the Closing, all amounts then payable (i) by the Company to Seller or any of its Affiliates or (ii) by Seller or any of its Affiliates to the Company shall, on a net basis, either be added to or charged against the Stockholders' Equity of the Company and, accordingly, the Company shall have no further obligation to make any payments in respect thereof to Seller or any of its Affiliates, nor will the Company have any claim for payment in respect thereof from Seller or any of its Affiliates.

           (b) The intercompany receivables that the Company has with, respectively, EG&G GmbH, EG&G Ltd. and EG&G S.A., will be considered trade receivables as of the Closing Date and included on the Closing Balance Sheet as such. The parties understand that EG&G GmbH, EG&G Ltd. and EG&G S.A. have corresponding receivables with their respective end-user customers, and those receivables will not be transferred to Buyer (or Company) as part of the Contemplated Transactions. Seller will utilize its best efforts to keep Buyer informed as to the status of any disputes between Seller's Affiliates listed above and the end-user customer, and will provide Buyer with a reasonable opportunity to assist in the resolution of any such disputes.

     5.9   Facility Repairs
           ----------------

           With respect to the Company's Woodstock, New York and Saugerties, New York facilities, Buyer has provided Seller with a list of items, attached hereto as Schedule 5.9, which it believes require correction and/or repair in order to satisfy or comply with legal and regulatory requirements or good management practices, which were discovered in the course of the Environmental Site Assessment Reports prepared by ERM-Midstates, Inc. in November 1997 with respect to such facilities. As soon as practicable after the date hereof, and if practicable before the Closing Date, Seller shall have corrected and repaired, as appropriate, to Buyer's reasonable satisfaction, all of the items on such list. After the Closing Date, Seller will remain responsible for completing any items not repaired or corrected prior to the Closing Date. Seller's failure to complete any such items prior to the Closing Date will not allow Buyer to elect not to proceed with the Closing. No item on such list shall be deemed to constitute environmental compliance activities within the meaning of Section 10.4(a) hereof.

     5.10  Contributions to Employee Benefit Plans
           ---------------------------------------

           Seller has made, or will make, all contributions to the Employee Benefit Plans for all periods up to the Closing Date as required by the terms of the Employee Benefit Plans, the Code and ERISA.

     5.11  Trademark Registration
           ----------------------

           Seller will use its best efforts to modify the Co-Existence Agreement between the Company and Rotronic AG dated October 21, 1997 to include a provision similar to the following:

           Rotronic agrees that it will provide further consents consistent with the provisions included in [this Agreement/the Co-Existence Agreement executed by and between ROTRON and Rotronic dated October 21, 1997] including signing additional Consent Agreements, and to otherwise aid EG&G, ROTRON or their designee, as reasonably requested by either of them in obtaining registrations in the United States of America for the ROTRON mark for ROTRON's goods.

     ARTICLE VI - COVENANTS OF BUYER PRIOR TO CLOSING DATE
     -----------------------------------------------------

     6.1   Required Approvals
           ------------------

           As promptly as practicable after the date of this Agreement, Buyer will, and if necessary will cause its Affiliates to, make all filings required by Legal

Requirements to be made by them to consummate the Contemplated Transactions (including all filings under the HSR Act). Between the date of this Agreement and the Closing Date, Buyer will, and will cause such Affiliates to, (i) cooperate with Seller with respect to all filings that Seller elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions, and (ii) cooperate with Seller in obtaining all consents required to consummate the Contemplated Transactions; provided that this Agreement will not require Buyer to dispose of or make any change in any portion of its business to obtain any such consents.

     6.2   Best Efforts
           ------------

           Between the date of this Agreement and the Closing Date, Buyer will use its best efforts to cause the conditions in Articles VII and VIII to be satisfied.

     6.3   Insurance
           ---------

           Buyer shall be responsible for obtaining and maintaining all of the insurance coverages relating to the Company from and after the Closing Date.

     6.4   Commitment to Employees
           -----------------------

           (a) On or prior to the Closing Date, Buyer shall offer continuing employment with the Company, as an employee-at-will, at the same location as the individual's place of employment immediately prior to the Closing Date, to each individual who is employed by the Company as of the Closing Date (such employees who accept employment to be known as "Employees"), with initial terms and conditions of employment, including job responsibilities and base compensation levels no less favorable than the terms and conditions in effect for each such Employee immediately prior to the Closing Date. The definition of Employees shall not include individuals who are on disability status; who are not actively at work and are receiving workmen's compensation benefits; and those who are on a paid or unpaid leave of absence. The individuals included in the preceding sentence will be offered employment, on the terms set forth above, at such time as they are able to return to work, provided they return to work within six (6) months after the Closing Date. Except as may be set forth herein, Seller will have no further responsibility with regard to the Employees as of the close of business on the Closing Date, including, without limitation, any responsibility with respect to benefits or notices required pursuant to
Section 4980B of the Code or Section 606 of ERISA. Buyer will have no responsibility with respect to those individuals who do not accept their offer of employment, including without limitation, any responsibility with respect to benefits or notices required pursuant to Section 4980B of the Code or Section 606 of ERISA. Seller will retain COBRA continuation coverage responsibility for Employees or former employees (including those on disability status prior to the Closing Date) of Company who have had a COBRA qualifying event occur on or before the Closing Date; Buyer will assume liability for COBRA continuation coverage relating to COBRA qualifying events occurring after the Closing Date. The Employees will be eligible to participate in Buyer's "Additional Compensation Plan" pursuant to the terms thereof and those Employees who are participants in the Company's "EVA Program" will be eligible to participate in Buyer's "Stock Incentive Plan".

           (b) Buyer shall cause the Company to establish and maintain, or shall establish and maintain, for a period of not less than one year after the Closing Date, a termination policy for Employees with terms no less favorable than the Seller's Termination Policy, as in effect immediately prior to the Closing Date (the "Termination Policy"). Buyer shall indemnify Seller for any liabilities Seller incurs as a result of a failure by the Company to fulfill its obligations under the Termination Policy during such one-year period.

           (c) Except as expressly set forth in this Article VI or elsewhere in this Agreement, Buyer shall not assume any liabilities or obligations with respect to, and shall not receive any right or interest in, any Employee Benefit Plans as such Employee Benefit Plans may apply to the Employees. After the Closing Date, Buyer will provide Seller with such information as is required concerning Employees in order to enable Seller to determine whether, and, if so, when, an Employee will be entitled to a pension benefit or other benefits under the Seller's Employee Benefit Plans. Except as provided herein, at the close of business on the Closing Date, all Employees shall cease participation in any and all of Seller's Employee Benefit Plans, except with respect to benefits accrued as of, or claims incurred on or before the Closing Date pursuant to the terms of those Plans. Notwithstanding the foregoing, the Seller shall cooperate with Buyer in its provision of medical and dental benefits to Employees, at the coverage levels in effect at the Closing Date for a period from the Closing Date through March 31,1998 (the "Temporary Benefits"). Buyer agrees to reimburse Seller for all costs incurred by Seller in providing the Temporary Benefits, including, without limitation, administrative fees, claims costs for self-insured medical and dental benefits, insurance premiums for insured plans and any other out-of-pocket costs reasonably incurred by Seller in providing the Temporary Benefits. Further details relating to the Temporary Benefits are set forth in Schedule 6.4(c), but the terms of this Agreement will control in the event of any conflict with the terms of Schedule 6.4(c). Buyer will be responsible for collecting all employee contributions associated with the Temporary Benefits. Buyer will pay Seller for Seller's costs of providing the Temporary Benefits within ten days of receipt by Buyer of Seller's invoice. In addition, Seller shall continue to provide post-retirement medical and life benefits pursuant to the terms of Seller's Employment Benefit Plans then in effect to those employees who (i) have retired on or before the Closing Date and qualified for such benefits, and (ii) who retire after the Closing Date, but who have reached age 55 and have earned at least ten years of service with the Company prior to the Closing Date. Employees shall commence participation in Buyer's employee benefit plans effective as of the close of business on the Closing Date (except that the Temporary Benefits will be administered as discussed above) provided that Seller shall have cooperated with Buyer during the period preceding the Closing Date to the extent required in order to effect a transition of employee benefits as of that date.

           (d) At the Closing, the Employees shall become eligible to participate in all then existing Welfare Plans (including, without limitation, vacation and sick day accruals) available to similarly situated employees of Buyer; provided, however, that Buyer may, but shall not be required to, establish any Welfare Plans or provisions within such existing Welfare Plans for the benefit of Employees that it does not currently provide to similarly situated employees. By way of example, but not limitation, Buyer may, but shall not be required to, provide to the Employees any post-retirement medical or life insurance nor any continued medical coverage during periods of short or long term disability. Buyer shall grant all Employees credit under all of Buyer's existing (or established as a result of this transaction) Welfare Plans (including, without limitation, vacation and sick day accruals) for all service with the Company and the Company's Affiliates (and their respective predecessors) prior to the Closing Date for all purposes for which such service was recognized by the Company and the Company's Affiliates. All service time recognized by the Company shall also be considered service time for all purposes under all Welfare Plans of Buyer, including, without limitation, eligibility for, participation in, and vesting under such plans. Buyer shall grant to Employees credit under Buyer's Welfare Plans for all deductible and out-of-pocket payments made by Employees prior to the Closing Date under Company's Welfare Plans during the 1998 plan year for such plans, and such payments made by Employees plus payments made by Employees on or after the Closing Date through March 31, 1998 shall apply toward any deductible and out-of-pocket maximum amounts that apply under any of Buyer's Welfare Plans in which such Employees may participate subsequent to March 31, 1998. Employees participating under Buyer's existing Welfare Plans at the Closing Date shall not be subject to any waiting periods for participation or pre-existing condition limitations in Buyer's corresponding employee benefit plans.

           (e) Seller shall, as of the Closing Date, take such action as shall be necessary to permit Employees to (i) be 100% vested in their account balances under Seller's 401(k) Plan and (ii) allow such Employees to elect a distribution of their individual account balances or to make a direct rollover of their individual account balances (excluding any after-tax contributions, which shall be distributed to the Employees) to Buyer's 401(k) Plan. Buyer shall cause the trustee of the Buyer's 401(k) Plan to accept on behalf of the Plan a rollover contribution from any Employee or a direct rollover from the trustee of Seller's 401(k) Plan representing such Employee's account balance (excluding after-tax contributions but including outstanding loans) under such Plan, all subject to and in accordance with the provisions of the Buyer's 401(k) Plan and applicable laws. Buyer shall be responsible for collecting amounts due from Employees who have taken loans from their 401(k) Plan accounts prior to the Closing Date.

           (f) Any service time that the Employees spend with the Company after the Closing Date shall not be considered by Seller in calculating any benefits due to the Employees under any of the Seller's Employee Benefit Plans, for "crediting" or "vesting" purposes, or for any other purpose.

           (g) Seller will be responsible for fulfilling its obligations to the employees of Company pursuant to the defined benefit pension plan which exists immediately prior to the Closing Date based on credited service which accrues up to Closing Date.

           (h) Seller agrees to provide to Buyer such Plan information as Buyer may reasonably request to effect the transactions contemplated by this Section
6.4. Seller agrees to prepare all Plan amendments and to make all governmental filings, including filings with the Pension Benefit Guaranty Corporation, that are required to effect the provisions of this Section 6.4.

          (i) Within thirty (30) days after the Closing Date, Buyer or an Affiliate of Buyer will enter into Employment Agreements with the following individuals: Peter Fritsch of EG&G GmbH, Gilbert Rolland of EG&G S.A. and Andrew Speechly of EG&G Ltd. (the "Foreign Employees"). The Employment Agreements will include the same salary, benefit levels and positions that the Foreign Employees hold as of the Closing Date. Any severance or notice payments due to the Foreign Employees as a result of the transition will be the responsibility of Buyer. Buyer will promptly reimburse Seller or an Affiliate of Seller for all costs associated with supporting the Foreign Employees in the period from the Closing Date until the Foreign Employees are no longer employed by an Affiliate of Seller. Such costs shall include, without limitation, salary, sales commissions, benefits, social insurance and pension payments, and administrative support.

          (j) Fourteen employees of Company (as listed on Schedule 6.4(j)) who are currently utilizing vehicles provided to them through a lease arrangement between EG&G, Inc. and Wheels, Inc. will be required to turn the vehicles in on or prior to the Closing Date as directed by Company, unless (i) Buyer, or its automotive leasing company, has agreed to purchase the listed vehicles from Wheels, Inc. for use by these employees and (ii) Buyer has previously supplied Seller with an appropriate Certificate of Insurance listing EG&G, Inc. and Wheels, Inc. as additional insureds with coverage (liability and physical damage) of not less than $10 million. Buyer will finalize all arrangements for transfer of title to the vehicles no later than thirty (30) days after the Closing Date. In addition, Buyer will promptly reimburse Seller for all leasing costs associated with these vehicles until the transfer of title is complete. Four employees of Company have reached an alternative arrangement with

EG&G, Inc. regarding their leased vehicles, and these employees are marked with an asterisk on Schedule 6.4(j).

                 ARTICLE VII - CONDITIONS PRECEDENT TO BUYER'S
                 ---------------------------------------------
                              OBLIGATION TO CLOSE
                              -------------------

     Buyer's obligation to purchase the Shares and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

     7.1  Accuracy of Representations and Warranties
          ------------------------------------------

          The representations and warranties of Seller set forth in Article III hereof or elsewhere in this Agreement shall be true and correct in all material respects on the date hereof and on the Closing Date with the same effect as though such representations and warranties had been made on and as of each such date, and Seller shall have delivered to Buyer a certificate to that effect, dated the Closing Date, and signed by a duly authorized officer of Seller.

     7.2  Performance of Covenants
          ------------------------

          Each and all of the covenants and agreements of Seller to be performed or complied with prior to or on the Closing Date shall have been duly performed or complied with by Seller, and Seller shall have delivered to Buyer a certificate to that effect, dated the Closing Date, and signed by a duly authorized officer of Seller.

     7.3  No Legal Proceedings
          --------------------

          On the Closing Date, no litigation, arbitration, investigation or other proceeding, or injunction or final judgment relating thereto, shall be in force, pending or threatened (in circumstances Buyer reasonably believes to be credible), before any court or governmental or regulatory official, body or authority relating to the Company or that could have a material impact on the ability of Buyer or Seller to consummate the Contemplated Transactions.

     7.4  Stock Certificates
          ------------------

          Seller shall have delivered to Buyer certificates representing the Shares duly endorsed in blank, or accompanied by appropriate stock powers in proper form for transfer.

     7.5  No Claim Regarding Ownership of Shares or Sale Proceeds
          -------------------------------------------------------

          There must not have been made or threatened by any Person any claim asserting that such Person (i) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of the Company or (ii) is entitled to all or any portion of the Purchase Price payable for the Shares.

     7.6  No Prohibition
          --------------

          Neither the consummation nor the performance of any of the Contemplated Transactions will materially contravene, or result in a material violation of, any applicable Legal Requirement.

     7.7  Trademark License
          -----------------

          EG&G, Inc. shall have entered into a trademark license agreement with the Company in the form of Schedule 7.7 hereto (the "Trademark License") to provide the right to use the "EG&G" name for a transitional period.

     7.8  Resignations
          ------------

          Buyer shall have received resignations of all officers and directors of the Company, unless otherwise directed by Buyer.

     7.9  Opinion of Counsel
          ------------------

          Buyer shall have been furnished with an opinion of counsel to Seller, dated the Closing Date, in form and substance reasonably satisfactory to Buyer, to the effect that, except as set forth on the Schedules hereto (and except for changes subsequent to the date hereof which are disclosed in such opinion but which do not constitute a breach of this Agreement):

          1. Seller is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, and has full corporate power and authority to carry on the business which it is now conducting. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, is qualified as a foreign corporation in the State of California and has full corporate power and authority to carry on the business it is now conducting;

          2. Seller has full corporate power to enter into this Agreement and to perform its obligations hereunder; all corporate (and, if applicable, shareholder) action or proceedings required to be taken by, or on the part of, Seller to authorize it to execute and deliver this Agreement and to consummate the Contemplated Transactions hereby and thereby have been duly and validly taken; this Agreement has been duly and validly authorized, executed and delivered by Seller and constitutes the valid, legal and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as its enforcement may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors' rights in general, or by general principles of equity;

          3. Except as set forth on a schedule attached to the opinion, neither the execution and delivery of this Agreement nor the consummation of the Contemplated Transactions hereby or thereby nor compliance by Seller with any of the provisions hereof or thereof will:

               (a) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any Lien on the Company under any of the terms, conditions or provisions of the Articles of Organization or By-Laws of Seller or the Company, or of any note, bond, mortgage, indenture, deed of trust, license, agreement or other instrument or obligation known to such counsel to which Seller or the Company is a party, or by which it may be bound or affected, or as to which requisite waivers or consents either shall have been obtained by Seller by the Closing Date or shall have been waived by Buyer in writing; or

               (b) violate any federal, New York State or Massachusetts statute, rule or regulation or, to the knowledge of such counsel, any order, writ, injunction or decree applicable to Seller or to the Company.

          4. No consent or approval by, notice to or registration with any governmental authority, other than the filing in conjunction with the HSR Act and the notification to the New York State Department of Environmental Conservation, is required on the part of Seller or the Company in connection with the Contemplated Transactions.

     Any of such opinions may be given by the General Counsel of EG&G, Inc, or by other counsel reasonably satisfactory to Buyer as Seller may determine. As to any matter which involves the laws of a jurisdiction in which the counsel rendering the opinion is not expert, such counsel may rely upon opinions of local counsel of established reputation reasonably satisfactory to Buyer. Any opinion may expressly rely as to matters of fact upon certificates furnished by appropriate officers of Seller or appropriate government officials.

     7.10  Transfer of Confidentiality Agreements
           --------------------------------------

           Seller shall have delivered or caused to be delivered to the Company instruments of transfer, in form and substance reasonably satisfactory to Buyer, transferring and assigning to the Company any rights of Seller and its Affiliates under the confidentiality agreements entered into by Seller and its Affiliates with all prospective purchasers of the Company, except for the confidentiality agreement with Buyer and the confidentiality agreements with those companies that requested their interest in the Company be kept confidential.

     7.11  Transfer of Past Service Contracts
           ----------------------------------

           Company shall have delivered or caused to be delivered to the Seller or one of its Affiliates instruments of transfer, in form and substance reasonably satisfactory to Buyer, transferring and assigning to Seller or one of its Affiliates all rights and obligations of Seller under the past service contracts.

     7.12  Real Property Transfers
           -----------------------

           Seller shall have taken the necessary actions to transfer title in and to the Olive Property and the Saugerties Land from Company to Seller or one of its Affiliates.

                ARTICLE VIII - CONDITIONS PRECEDENT TO SELLER'S
                -----------------------------------------------
                              OBLIGATION TO CLOSE
                              -------------------

     Seller's obligation to sell the Shares and to take the other actions required to be taken by Seller at the Closing is subject to the satisfaction, at or prior to the

Closing, of each of the following conditions (any of which may be waived by Seller, in whole or in part):

     8.1  Accuracy of Representations and Warranties
          ------------------------------------------

          The representations and warranties of Buyer set forth in Article IV hereof or elsewhere in this Agreement shall be true and correct in all material respects on the date hereof and on the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and Buyer shall have delivered to Seller a certificate to that effect, dated the Closing Date, and signed by a duly authorized officer of Buyer.

     8.2  Performance of Covenants
          ------------------------

          Each and all of the covenants and agreements of Buyer to be performed or complied with prior to or on the Closing Date shall have been duly performed or complied with by Buyer, and Buyer shall have delivered to Seller a certificate to that effect, dated the Closing Date, and signed by a duly authorized officer of Buyer.

     8.3  No Legal Proceedings
          --------------------

          On the Closing Date, no litigation, arbitration, investigation or other proceeding or injunction or final judgment relating thereto, shall be in force, pending or threatened (in circumstances Seller reasonably believes to be credible), before any court or governmental or regulatory official, body or authority relating to the Company or that could have a material impact on the ability of Buyer or Seller to consummate the Contemplated Transactions.

     8.4  Payment of Purchase Price
          -------------------------

          Buyer shall have delivered to Seller, and Seller shall have received, the Purchase Price pursuant to Section 2.3 above.

     8.5  No Claim Regarding Stock Ownership or Sale Proceeds
          ---------------------------------------------------

          There must not have been made or threatened by any Person any claim asserting that such Person (i) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of the Company or (ii) is entitled to all or any portion of the Purchase Price payable for the Shares.

     8.6  Trademark License
          -----------------

          The Company shall have entered into the Trademark License with EG&G, Inc.

     8.7  No Prohibition
          --------------

          Neither the consummation nor the performance of any of the Contemplated Transactions will materially contravene, or result in a material violation of any applicable Legal Requirement.

     8.8  Opinion of Counsel
          ------------------

          Seller shall have been furnished with an opinion of counsel to Buyer, dated the Closing Date, in form and substance reasonably satisfactory to Seller, to the effect that:

          1. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is duly qualified as a foreign corporation in the States of New York and California and has full corporate power and authority to carry on the business which it is now conducting;

          2. Buyer has full corporate power to enter into this Agreement and to perform its obligations hereunder; all corporate (and, if applicable, shareholder) action or proceedings required to be taken by, or on the part of, Buyer to authorize it to execute and deliver this Agreement and to consummate the Contemplated Transactions hereby and thereby have been duly and validly taken; this Agreement has been duly and validly authorized, executed and delivered by Buyer and constitutes the valid, legal and binding obligations of Buyer, enforceable against Buyer in accordance with its terms, except as their enforcement may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors' rights in general, or by general provisions of equity;.

          3. Except as set forth on a schedule attached to the opinion, neither the execution and delivery of this Agreement nor the consummation of the Contemplated Transactions hereby or thereby nor compliance by Buyer with any of the provisions hereof or thereof will:

               (a) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any Lien on the Buyer under any of the terms, conditions or provisions of the Articles of Incorporation or the By-Laws (or equivalent corporate documentation) of Buyer, or any note, bond, mortgage, indenture, deed of trust, license, agreement or other instrument or obligation known to such other counsel to which Buyer is a party, or by which Buyer may be bound or affected or as to which requisite waivers or consents shall have been obtained by Buyer by the Closing Date or shall have been waived by Seller in writing, or

               (b) violate any federal or New York State statute, rule or regulation or, to the knowledge of such counsel, any order, writ, injunction or decree applicable to Buyer; and

          4. No consent or approval by notice to or registration with any governmental authority, other than the filing in conjunction with the HSR Act is required on the part of Buyer in connection with the Contemplated Transactions.

     Any of such opinions may be given by Stroock & Stroock & Lavan or such other counsel reasonably satisfactory to Seller as Buyer may determine. As to any matter which involves the laws of a jurisdiction in which the counsel rendering the opinion is not expert, such counsel may rely upon the opinion of local counsel of established reputation reasonably satisfactory to Seller. Any opinion may expressly rely as to matters of fact upon certificates furnished by appropriate officers of Buyer or appropriate government officials.

                           ARTICLE IX - TERMINATION
                           ------------------------

     9.1  Termination Events
          ------------------

          This Agreement may, by notice given prior to or at the Closing, be terminated:

          (a) by either Buyer or Seller if a material breach of any provision of this Agreement has been committed by the other party and such breach has not been either waived or, after written notice and a ten day cure period, resolved to the reasonable satisfaction of the non-breaching party;

          (b) (i) by Buyer if any of the conditions in Article VII has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Closing Date; or (ii) by Seller, if any of the conditions in
Article VIII has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Seller to comply with its obligations under this Agreement) and Seller have not waived such condition on or before the Closing Date;

          (c) by either Buyer or Seller if any court or governmental agency shall have issued an order, judgment or decree or taken any other action materially challenging, prohibiting or invalidating the consummation of any of the Contemplated Transactions;

          (d)  by mutual consent of Buyer and Seller; or

          (e) by either Buyer or Seller if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before January 31, 1998, or such later date as the parties may agree upon.

     9.2  Effect of Termination
          ---------------------

          If this Agreement is terminated pursuant to Section 9.1, then this Agreement shall be null and void and except as expressly provided herein, all further obligations of the parties under this Agreement will terminate, except that the obligations in Section 11.1, 11.3, and 11.5 will survive; provided, however, if this Agreement is terminated by a party because of the breach of this Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all remedies available to it at law or equity, including the right to seek specific performance, will survive such termination unimpaired.

                     ARTICLE X - SURVIVAL; INDEMNIFICATION
                     -------------------------------------

     10.1  Survival
           --------

           All representations, warranties, covenants and obligations in this Agreement or in any agreement, instrument or other document delivered in connection herewith shall survive the execution and delivery hereof, the consummation of the Contemplated Transactions and any investigation or audit conducted by any party hereto. Notwithstanding the preceding sentence, neither party may make or assert any claim under any representation or warranty contained herein later than eighteen months after the Closing Date, except that
(i) the representations contained in Section 3.1 and 13.1(e) shall survive indefinitely and (ii) the representations in Sections 3.14, 3.15 and 12.3 and shall survive until 30 days after the applicable statute of limitations with respect to the matters addressed therein has expired (including all waivers or extensions thereof); and provided that any claims made or asserted by a party within the applicable time period prescribed above shall survive such expiration until such claim is finally resolved and all obligations with respect thereto are fully satisfied. All statements contained in any officer's certificate delivered by or on behalf of any party hereto pursuant to this Agreement shall constitute and have the same force and effect as the representations and warranties of such party set forth herein.

     10.2  Indemnification by Seller
           -------------------------

           Seller will indemnify, defend, save and hold harmless Buyer, the Company and their Affiliates from and against any and all damages, liabilities, losses, penalties, expenses, assessments, judgments or deficiencies of any nature whatsoever including, without limitation, reasonable attorneys' fees and expenses, consultants' and investigators' fees and expenses, and other costs and expenses incident to any suit, action or proceeding (together, "Losses") incurred or sustained by Buyer or its Affiliates which arise out of or result from (i) any breach of any representation or warranty given or made by Seller herein or in any certificate delivered hereunder; (ii) the noncompliance with or nonperformance of any agreement, obligation, undertaking or covenant of Seller under this Agreement; (iii) any claim against the Company or Buyer relating to death or personal injury, business tort, other tort, malicious or intentional conduct, property damage or worker's compensation based on transactions, events or occurrences prior to the Closing Date; (iv) any claim against the Company relating to product liability or similar claims and/or any claim of product defect or claim that product does not meet published or quoted specifications (after any applicable warranty reserve reflected on the Closing Balance Sheet has been exhausted) in each case based on products manufactured or sold prior to the Closing Date, provided that the incident or action giving rise to the claim was not the result of service or repair provided by Buyer after the Closing Date; (v) any claim and/or litigation involving personnel or former personnel of the Company based on transactions, events or occurrences prior to the Closing Date; (vi) any actual or alleged violation of any law, rule or regulation of any governmental entity by the Company or any of its employees, agents or affiliates occurring prior to the Closing Date, including without limitation any fines or penalties, whether criminal or civil; or (vii) any Liability or claim relating to product warranty obligations assumed by AGC Systems and Technologies pursuant to the Purchase and Sale Agreement dated June 20, 1996 and the First Amendment to the Purchase and Sale Agreement dated October 7, 1997 between the Company and AGC Systems and Technologies regarding the Nova Product Line. The aggregate amount for which Seller may be liable under this Section 10.1 shall in no event exceed $25,000,000 and Seller shall not be obligated to indemnify the Buyer, the Company or Buyer's Affiliates against, or to hold harmless the Buyer or Buyer's Affiliates from, damages for Losses incurred by the Buyer, the Company or Buyer's Affiliates as a consequence of or in connection with matters specified in this Article X unless and until such damages exceed an aggregate basket of $500,000 (the "Basket"), at which point Seller shall be obligated to indemnify Buyer or Buyer's Affiliates against, and to hold harmless Buyer or Buyer's Affiliates from, only damages in excess of such amount, and not relating back to the first such damages so incurred.

     10.3  Indemnification by Buyer
           ------------------------

           Buyer will indemnify, defend, save and hold harmless the Company, Seller and any of their respective Affiliates from and against any and all Losses incurred or sustained by the Company, Seller or any of their respective Affiliates which arise out of or result from (i) any breach of any representation or warranty given or made by Buyer herein or in any certificate delivered hereunder (ii) the noncompliance with or nonperformance of any agreement, obligation, undertaking or covenant of Buyer under this Agreement;
(iii) any claim against the Company or Seller relating to death or personal injury, business tort, other tort, malicious or intentional conduct, property damage or worker's compensation based on transactions, events or occurrences after the Closing Date; (iv) any claim against the Company relating to product liability or similar claims and/or any claim of product defect or claim that product does not meet published or quoted specifications in each case based on products manufactured or sold after the Closing Date; (v) any claim and/or litigation involving personnel or former personnel of the Company based on transactions, events or occurrences after the Closing Date; (vi) any actual or alleged violation of any law, rule or regulation of any governmental entity by the Company or any of its employees, agents or affiliates occurring after the Closing Date, including without limitation any fines or penalties, whether criminal or civil; (vii) any Liability of or claim against the Company or Seller arising from illness, disease or death, (or fear of illness, disease or death) alleged to be related, directly or indirectly to exposure to asbestos: (a) in the workplace of Company after the Closing Date (but only to the extent attributable to asbestos that was not present on or before the Closing Date) or
(b) in products manufactured or sold by Seller after the Closing Date; (viii) any Liabilities of or claims made against EG&G, Inc. under the Guaranty provided to One Woodstock Associates dated as of December 13, 1979 regarding the Saugerties Lease after the Closing Date (provided that the Buyer's obligation to provide indemnity under this clause (viii) shall not diminish or release Seller from any of the Seller's indemnification obligations hereunder); or (ix) any Liabilities of or claims made against the Seller or its Affiliates arising from Buyer's usage of the Olive Property after the Closing Date.

     10.4  Environmental Indemnification
           ------------------------------

           (a) As discussed in the reports referenced on Schedule 3.15, environmental remediation work is in progress at the Company's facility in Woodstock, New York, which is currently listed as a Class 2 site on the New York State Registry of Inactive Hazardous Waste Sites. Seller will continue its efforts to remediate this site as described in Schedule 3.15, and it is the intent of the parties that Seller remain responsible for ongoing remediation work regarding existing environmental conditions at such facility as well as any further investigation or remedial activity required under any Environmental Law as a result of such existing environmental conditions (the "Remediation Work"). After the Closing Date, Buyer will provide Seller with reasonable cooperation in Seller's efforts to perform the Remediation Work, including making available employees of Company to perform those activities (including installation, repair, maintenance and monitoring of environmental remediation systems, community liaison and oversight of Remediation Work) that they have performed in the past in connection with the Remediation Work. These employees will be provided at no cost to Seller to perform these activities, which Seller will request on a reasonable basis. In the event that these employees are unable to perform their other functions because of Seller's requests, Seller and Buyer will negotiate a mutually satisfactory arrangement. Seller will be entitled to control the Remediation Work, and will keep Buyer reasonably well informed on the status and progress of those efforts. In the event that Seller shall fail to perform its obligations under Section 10.4(a), Buyer, after providing Seller with thirty days written notice of its intent to act, shall have the right to take over the control of that portion of the Remediation Work that Seller has failed to perform, and Seller agrees that it will indemnify Buyer for all costs and expenses reasonably incurred in connection with Buyer's performance of that portion of the Remediation Work in accordance with Section 10.4(b), including without limitation the cost of employees (including prorated salary and benefits) engaged in such activities. Seller's obligation to perform the Remediation Work at the Woodstock facility shall continue with respect to such facility until such time as that facility is delisted from the New York State Registry of Inactive Hazardous Waste Sites, or designated as a Class 5 site. Notwithstanding the foregoing, the delisting of the site shall not relieve Seller of any other indemnification obligations hereunder. The parties acknowledge that the Remediation Work will require access to Company's real
property and facilities and use of on-site utilities.   Seller shall make
reasonable efforts to obtain separate electrical meters for all pumps and other electrical devices required in connection with the Remediation Work. If this shall not be feasible, Seller agrees to reimburse Buyer for the cost of electricity used in connection with the Remediation Work. Buyer shall provide Seller with reasonable access and use privileges, and Seller will attempt to minimize any disruption to the business operations of the Company. Except to the extent that Seller's obligations continue under Section 5.9 after the Closing Date, Seller's obligations to perform the Remediation Work hereunder shall not include any responsibility to carry out routine environmental compliance activities of the Company after the Closing Date, including without limitation monitoring for NPDES and SPDES permits, Resource Conservation and Recovery Act record-keeping and compliance, and other environmental responsibilities that business organizations such as the Company must perform. Buyer will have no claim hereunder against Seller for any diminution in value or stigma damages as they may apply to the real property or facilities of the Company.

           (b) Seller will indemnify, defend, save and hold harmless Buyer and its Affiliates from and against any and all Losses (including for the purposes of Section 10.4 any costs of assessment, containment, removal, remedial work, monitoring or closure, required by a governmental agency or unrelated third party or any expenses incurred on account of the right of any governmental or private entity or person) which may be suffered or incurred by any of them (i) relating to, arising out of or resulting from a breach of the warranty contained in Section 3.15, (ii) by reason of any and all present or future liabilities or obligations under any current or future Environmental Law (A) arising out of or relating to the ownership, operation or condition at any time on or prior to the Closing Date of any real property or facilities now or previously owned, leased or used by the Company, (B) arising out of or relating to any Hazardous Materials that were present on any such real property or facilities of the Company at any time on or prior to the Closing Date, or (C) arising out of or relating to any Hazardous Materials that were handled, used, recycled, generated, transported, stored, treated, disposed of or released on or from any such real property or facilities of the Company at any time on or prior to the Closing Date; (iii) arising from any Liability of or claim against the Company or Buyer arising from illness, disease or death, (or fear of illness, disease or death) alleged to be related, directly or indirectly to exposure to asbestos:
(AA) in the workplace of Company prior to the Closing Date, or (BB) in products manufactured or sold by the Company prior to the Closing Date; (iv) arising from any Remediation Work or compliance activities conducted after the Closing Date by Seller that results in damages to premises occupied by the Company or materially interferes with the operations of the Company; or (v) as a result of any modification, relocation, reconstruction or other improvement to the existing septic system at the Woodstock facility that is required because of any environmental condition (including soil or groundwater contamination) existing on or before the Closing Date. A statement or other evidence in the reports referenced on Schedule 3.15 that a Hazardous Material is or was present on, under, or has emanated from the real property or facilities of the Company shall be prima facie evidence that such Hazardous Material was present on the real property or facilities of the Company at any time on or prior to the Closing Date, and Seller would then have the burden of proof to establish that it is not responsible for the remediation of such Hazardous Material hereunder. The allocation of the burden of proof regarding Hazardous Materials in the preceding sentence is contingent upon Buyer's agreement to cause the Company, at all times after the Closing Date not to handle, use, recycle, generate, transport, store, treat, dispose of or release on or from any such real property or facilities of the Company the following solvents: trichloroethylene, 1,1,1-trichloroethane and freon. In addition, Buyer shall have the right to attempt to establish that a Hazardous Material not documented in such reports was present on the real property or facilities of the Company on or prior to the Closing Date. Seller's indemnification shall not apply to any Losses to the extent such Losses were knowingly increased by the actions of Buyer after the Closing Date other than through the normal continued operation of the Company's business. Seller's indemnification obligations under this Section 10.4 shall not be subject to the maximum or the Basket set forth in Section 10.2.

           (c) Buyer will indemnify, defend, save and hold harmless Seller and its Affiliates from and against any and all Losses (including for the purposes of Section 10.3 any costs of assessment, containment, removal, remedial work, monitoring or closure, required by a governmental agency or unrelated third party or any expenses incurred on account of the right of any governmental or private entity or person) which may be suffered or incurred by any of them relating to, arising out of or resulting from any and all present or future liabilities or obligations under any Environmental Law existing on or after the Closing Date: (i) arising out of or relating to the ownership, operation or condition at any time after the Closing Date of the real property or facilities of the Company (unless such Losses are the result of the condition of the real property or facilities of the Company on or prior to the Closing Date); (ii) arising out of or relating to any Hazardous Materials that were bought on to the real property or facilities of the Company at any time after the Closing Date; or (iii)arising out of or relating to any Hazardous Materials that were generated, transported, stored, treated or released by Buyer at any time after the Closing Date (except to the extent that such release constitutes the migration of Hazardous Materials which had been released on or before the Closing Date). Buyer's indemnification shall not apply to any Losses to the extent such Losses were knowingly increased by the actions of Seller after the Closing Date.

         (d) Seller will indemnify Buyer and the Company from and against all Losses they incur directly as a result of any increase in the Company's groundwater monitoring requirements under its NPDES or SPDES permits or otherwise from those currently in effect which is attributable to the information obtained in the course of the investigation and remediation or correction of Company's discharges into floor and sink drains, dry wells and/or the septic system at the Woodstock facility which is to be conducted pursuant to
Section 5.9 hereof.

         (e) Seller expressly acknowledges that its obligation to indemnify, defend, save and hold harmless Buyer and its Affiliates against any and all Losses pursuant to Section 10.4(b) shall extend to those Losses which may be suffered or incurred by any of them relating to, arising out of or resulting in any manner from the Olive Property or the Saugerties Land, and any remediation obligations with respect thereto, provided that the Seller's obligations to provide indemnity under this clause shall not diminish or release Buyer from any of Buyer's obligations under Section 10.3(ix) and shall not be applicable with respect to any Losses arising from or relating to the acts or omissions of Buyer.

     10.5  Employee Benefits Indemnification
           ----------------------------------

           Seller agrees to indemnify and hold harmless Buyer, Company and any trade or business which is under common control with Buyer, as determined pursuant to either Section 4001(b)(1) of ERISA, or Section 4971(e)(2)(B) of the Code, from and against any losses on account of (A) any liability for post-retirement medical, pension or other benefits under any plan or arrangement sponsored by the Seller or EG&G, Inc. or (B) any liability (including joint and several liability) incurred by the Company (except for those liabilities assumed by Buyer pursuant to Section 6.4(g)) as a result of any of the following events with respect to an "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) of which the Seller (or any trade or business which is under common control with Seller as determined pursuant to either Section 4001(b)(1) of ERISA or Section 4971(e)(2)(B) of the Code) is the contributory sponsor or a contributing employer:

     (i) the termination of any such plan which is a defined benefit pension plan subject to the provisions of Title IV of ERISA; and

     (ii) a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any such plan which is a multiemployer plan (within the meaning of Section 3(37) of ERISA);

     (iii) a failure to satisfy the minimum funding requirements, if any, applicable to such plan under Section 412 of the Code and Section 302 of ERISA, including for this purpose quarterly contributions required by Section 412(m) of the Code and Section 302(e) of ERISA; and

     (iv) (A) the loss by any such plan of its qualified status; (B) the imposition of any taxes or penalties; or (C) the occurrence of any prohibited transaction.

     Seller's indemnification obligations under this Section 10.5 shall not be subject to the maximum or the basket set forth in Section 10.2, and shall survive until thirty (30) days after the applicable statute of limitations with respect to the matters addressed therein has expired (including all waivers or extensions thereof).

     10.6  Limitations on Remedy
           ---------------------

           The amount of any Losses for which indemnification is provided to a party under this Article X shall be reduced to take account of any net tax benefit and shall be increased to take account of any net tax detriment realized by such party which arises from the incurrence or payment of any such Losses or from the receipt of any such indemnification payment and shall be reduced by the insurance proceeds received and any other amount recovered, if any, by the Indemnified Party (or its Affiliates) with respect to any Losses. If any Indemnified Party (or its Affiliates) shall have received any payment pursuant to this Article X with respect to any Loss and shall subsequently have received insurance proceeds or other amounts with respect to such Loss, then such Indemnified Party (or its Affiliates) shall promptly pay over to the Indemnifying Party the amount so recovered (after deducting the amount of the expenses incurred by it in procuring such recovery), but not in excess of the amount previously so paid by the Indemnifying Party. The sole and exclusive remedies of any party to this Agreement for any claim hereunder against any other party hereto shall be the indemnification provided in this Article X or elsewhere in this Agreement, and each party agrees that it will not pursue any other remedy with respect thereto, except with respect to claims arising pursuant to Section 9.2 or except for any remedies contemplated under Article XI hereof. All indemnification payments made under this Article X shall be treated for tax purposes as adjustments to the Purchase Price. In the event that one party shall be obligated to indemnify an Indemnified Person pursuant to this
Article X, the Indemnifying Party shall, upon payment of such indemnity in full, be subrogated to all rights of the Indemnified Person with respect to such loss.

     10.7  Procedure for Indemnification - Third Party Claims
           ---------------------------------------------------

           Promptly after service of notice of any claim or of process by any third person in any matter in respect of which indemnity may be sought from the other party pursuant to this Agreement, the party in receipt of the claim (the "Indemnified Party") shall notify the other party (the "Indemnifying Party") of the receipt thereof. Unless the Indemnifying Party shall notify the Indemnified Party that it elects to assume the defense of any such claim or process or settlement thereof (such notice to be given as promptly as reasonably possible in view of the necessity to arrange for such defense and in no event later than 10 business days following receipt of said notice), the Indemnified Party shall assume the defense of any such claim or process or settlement thereof. The Indemnified Party shall not be liable for any legal or other expense in connection with the defense of any claim or process unless the Indemnifying Party is successful in contesting its obligation to indemnify the Indemnified Party in respect of such claim or process. The defense of the Indemnified Party shall be conducted expeditiously (but with due regard for obtaining the most favorable outcome reasonably likely under the circumstances, taking into account costs and expenditures) and the Indemnifying Party or Indemnified Party, as the case may be, shall be advised promptly of all developments. If the Indemnifying Party assumes the defense, the Indemnified Party will have the right to retain its own counsel, and in any event, will provide assistance to the Indemnifying Party in connection with the defenses of any such claim, but the fees and expenses of such counsel will be at its own expense unless (i) the Indemnifying Party shall have agreed to the retention of such counsel for both the Indemnifying Party and the Indemnified Party or (ii) the named parties to any such suit, action or proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No settlement of a claim by either party shall be made without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed.

     10.8  Procedure for Indemnification - Other Claims
           --------------------------------------------

           A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

               ARTICLE XI - CONFIDENTIALITY AND NON-COMPETITION
               ------------------------------------------------

     11.1  Confidentiality
           ---------------

           Seller agrees not to, directly or indirectly, without the prior written consent of Buyer, use or disclose to any Person any proprietary information, trade secrets, confidential customer information, technical data or know-how relating to the products, processes, methods, equipment or business practices of the Company, except where such use or disclosure is needed to comply with an order of a governmental agency, legislative body or court of competent jurisdiction, or to comply with its obligations under this Agreement.

     11.2  Non-Competition
           ---------------

           (a) Seller agrees that, for a period of five years after the Closing Date, Seller and its Affiliates will not, directly or indirectly, in the Territory, (i) engage in any business the same as or substantially similar to, or engage in competition with, the business presently engaged in by the Company,
(ii) render services to or have any interest, as a shareholder, owner, agent, consultant, lender or guarantor or any other interest, in any other Person engaged in the manufacture or sale of products, or the rendering of services, which are currently being manufactured or sold or rendered by the Company, or substantially similar products or services, or (iii) engage in competition with, or manufacture or sell, such products or services as are referred to in clause (ii) of this
Section 11.2.

           (b) For purposes of this Section 11.2, (i) ownership of 5% or less of any class of outstanding securities of a company the securities of which are listed on a recognized securities exchange (either domestic or foreign shall not be deemed to constitute ownership or participation in the ownership of the business of such company and (ii) ownership of 10% or less of any company other than those referred to in clause (i) of this sentence shall not be deemed to constitute ownership or participation in the ownership of the business of such company; provided that in no event shall Seller or any Affiliate of Seller, during the five year period referred to in Section 11.2(a), acquire any securities of the following companies (or their respective successors): COMAIR Rotron and Labinal, Inc.

           (c) Neither Seller nor any Affiliate of Seller, for a period of three years from and after the Closing Date, shall, directly or indirectly, (i) solicit for employment or hire any Employee of Company who was employed by the Company as of the Closing Date, or (ii) divert or attempt to divert from the Company any business of the type in which the Company was engaged as of the Closing Date by influencing or attempting to influence any customer or supplier of the Company. Neither Seller nor any Affiliate of Seller shall be precluded from hiring any such Employee (i) who has been terminated by Company prior to commencement of employment discussions between Seller or any Affiliate of Seller and such Employee, or (ii) if, as a result of existing understandings with five current employees of Company, Seller or any of its Affiliates is obligated to offer such individuals employment pursuant to those understandings.

           (d) Seller acknowledges and agrees that any breach of this Article XI may result in irreparable injury to Buyer and the Company, that monetary damages may be an inadequate remedy of such breach and that, accordingly, in addition to any other remedy that Buyer or the Company may have, Buyer shall be entitled to seek to enforce the specific performance of this
Article XI and to seek both permanent and temporary relief in the event of any breach hereof.

           (e) The parties acknowledge that the time, scope, geographic area and other provisions of this Article XI have been specifically negotiated by sophisticated commercial parties and agree that all such provisions are reasonable under the circumstances of the Contemplated Transactions. If any portion of this Article XI shall be determined to be invalid and unenforceable as written, each such portion shall be enforced to the extent reasonable under the circumstances and such determination shall not affect the validity or enforceability of the balance hereof, and such balance shall remain in full force and effect. It is understood that Seller is entering into this non-competition agreement in order to induce Buyer to enter into this Agreement.

           (f) The "Territory" shall mean worldwide. The parties acknowledge and agree that the business of the Company is currently conducted throughout the Territory and that, accordingly, the Territory is reasonable in scope.

                           ARTICLE XII - TAX MATTERS
                           -------------------------


     12.1  Certain Definitions
           -------------------

           "Code" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.

           "Company Group" shall mean the Company and its Subsidiaries, if any, or any one or more of such entities, as the context may require.

           "Pre-Closing Tax Period" shall mean all taxable periods ending on or before the Closing Date and that portion to and including the Closing Date of any taxable period that includes (but does not end on) the Closing Date.

           "Taxes" shall mean (i) all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, real and personal property, sales, transfer, license, payroll and franchise taxes, imposed by the United States, or any state, county, local or foreign government or subdivision or agency thereof, and such term shall include any interest, penalties or additions to tax attributable to such taxes, charges, fees, levies or other assessments and any obligations under any agreement or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity and (ii) all obligations, including joint and several liability pursuant to the law of any jurisdiction or otherwise, for the payment of any of the types of taxes referred to in clause (i) of this definition as a result of being a member of an affiliated, consolidated, combined or unitary group for any taxable period.

           "Tax Return" shall mean any report, return or other information required to be supplied to any taxing authority in connection with Taxes.

           "Treasury Regulations" shall mean the Income Tax Regulations (final, temporary and, as applicable, proposed) promulgated under the Code, as they may be in effect from time to time. References to specific sections of the Treasury Regulations shall be to such sections as amended, supplemented or superseded by Treasury Regulations currently in effect.

     12.2  Allocation of Purchase Price
           ------------------------------

           Buyer and Seller shall agree upon the allocation of the consideration paid by Buyer hereunder to the Shares and the non-competition provisions set forth in Section 11.2 hereof in accordance with Treasury Regulations thereunder; provided, however, that Buyer and Seller hereby agree that as of the date hereof the fair market value of the non-competition provisions set forth in Section
11.2 hereof is $5,700,000. Buyer and Seller shall utilize the allocation of consideration described in the preceding sentence in the preparation of all Tax Returns or forms and for all other Tax purposes. Any adjustment to the consideration paid pursuant to this Agreement shall result in an appropriate adjustment to such allocation. To the extent required under Code Section 1060 and the Treasury Regulations thereunder, Buyer and Seller shall utilize such allocation in the preparation of IRS Form 8594, and shall timely file with the appropriate governmental authorities copies of such Form 8594. Neither Buyer nor Seller shall agree to any adjustment relating to the manner in which the consideration has been allocated as set forth in this Section 12.2 without the prior written approval of the other, which approval shall not be unreasonably withheld.

     12.3  Representation and Warranties of Seller
           ---------------------------------------

           Except as set forth in Schedule 12.3 Seller hereby represents and warrants to Buyer as follows:

           (a) Provision for Taxes.  The provision for Taxes, including interest
               -------------------
and penalties, with respect to the Company Group to be shown on the Closing Balance Sheet will be sufficient for the payment of all such Taxes, interest and penalties not theretofore paid, whether or not disputed, for the period ended December 28, 1997, and for all periods prior thereto.

           (b)  Tax Returns and Audits.
                ----------------------

                (i) As of the time of filing, all Tax Returns required to be filed under federal, state, county, local or any foreign laws by or on behalf of the Company Group were to the best of Seller's knowledge, in all respects (and, as to Tax Returns not filed as of the date hereof, will be) true, complete and correct and filed on a timely basis.

                (ii) The Company and any affiliated, combined or unitary group of which it is or was a member have each, within the time and in the manner prescribed by law, paid (and until the Closing Date will, within the time and in the manner prescribed by law, pay) all Taxes that are due and payable.

                (iii) The Company Group has established (and through the Closing Date will establish) on its books and records reserves that are to the best of Seller's knowledge, adequate for the payment of all Taxes not yet due and payable for which it may be liable (including Taxes for which it may be liable as a transferee or on a joint and several basis under the consolidated return rules or any comparable rules for state and local taxes).

                (iv) The Company and each member of any affiliated, combined or unitary group of which it is or was a member have each complied (and until the Closing Date will comply) in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes or similar provisions under any federal, state, county, local or foreign laws and have, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under all applicable laws.

                (v) Neither the Company nor any member of any affiliated, combined or unitary group of which it is or was a member is a party to any agreement providing for the allocation or sharing of Taxes.

                (vi) Neither the Company nor any member of any affiliated, combined or unitary group of which it is or was a member has requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed.

                (vii) (1) The statute of limitations for the assessment of Taxes has expired for all applicable Tax Returns of the Company and any affiliated, combined or unitary group of which it is or was a member (for such periods during which the Company is or was a member), or (2) those Tax Returns have been examined by the appropriate taxing authorities for all periods and no deficiency for any Taxes has been proposed, asserted or assessed against the Company or any affiliated, combined or unitary group of which it is or was a member (for such periods during which the Company is or was a member), which has not been resolved and paid in full.

                (viii) There are no outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns that have been given by or requested from the Company or any affiliated, combined or unitary group of which it is or was a member.

                (ix) No federal, state, county, local or foreign audits or other administrative proceedings or court proceedings are presently pending or, to the best of Seller's knowledge, threatened with regard to any Taxes or Tax Returns of or relating to the Company Group.

                (x) No power of attorney has been granted by the Company or any affiliated, combined or unitary group of which it is or was a member with respect to any tax matter of or relating to the Company Group which is currently in force.

                (xi) Neither the Company nor any member of any affiliated, combined or unitary group of which it is or was a member has participated (nor will it participate prior to the Closing) in or cooperated with an international boycott within the meaning of Section 999 of the Code.

                (xii) Neither the Company nor any member of any affiliated, combined or unitary group of which it is or was a member has filed (nor will it file prior to the Closing) a consent pursuant to Section 341(f) of the Code or has agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Company or any member of any affiliated, combined or unitary group of which it is or was a member (for such period during which the Company is or was a member).

                (xiii) Neither the Company nor any member of any affiliated, combined or unitary group of which it is or was a member is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by the Company or any member of any affiliated, combined or unitary group of which is or was a member and Seller has no knowledge that the IRS has proposed any such adjustment or chance in accounting method.

                (xiv) The acquisition of the Shares will not be a factor causing any payments to be made by the Company or any member of any affiliated, combined or unitary group of which it is or was a member (for such period during which the Company is or was a member) not to be deductible (in whole or in part) pursuant to Sections 280G, 404 or 162(m) of the Code.

                (xv) All transactions with respect to the Company Group which could give rise to an understatement of federal income tax (within the meaning of Section 6662 of the Code) were adequately disclosed (or, with respect to Tax Returns filed after the date hereof but before the Closing, will be adequately disclosed) on the Tax Returns in accordance with Section 6662(b)(2)(B) of the Code and the Treasury Regulations thereunder.

                (xvi) No "ownership change", as defined in Section 382(g) of the Code, and no change in ownership of the outstanding stock of the Company described in Section 382(a)(1) of the Internal Revenue Code of 1954 (prior to amendment by the Tax Reform Act of 1986) have occurred with respect to the Company.

                (xvii) Neither the Company nor any member of any affiliated, combined or unitary group of which it is or was a member has made, or is subject to, an election as provided in Section 108(b)(5) of the Code (or any predecessor provision) for any taxable year.

               (xviii) Seller is not a "foreign person" (as that term is defined in Section 1445 of the Code) and shall furnish to Buyer on or before the closing date a certification of Seller's non-foreign status, as set forth in Treasury Regulations (S)1.1445-2(b). No member of the Company Group is a United States real property holding corporation as defined in Section 897(c)(2) of the Code.

                (xix) None of the assets of the Company or any member of any affiliated, combined or unitary group of which it is or was a member are treated as "tax-exempt use property" within the meaning of Section 168(h) of the Code.

                (xx) With respect to the Company Group, Seller has made available to Buyer copies of all revenue agent's reports and other written assertions of deficiencies or other liabilities for Taxes of or relating to the Company Group with respect to all taxable years commencing after January 1, 1988.

                (xxi) There are no rulings, requests for rulings or closing agreements specifically relating to the Company or any member of any affiliated, combined or unitary group of which it is or was a member which could affect the Company Group's Taxes for any period after the Closing.

                (xxii) For taxable years commencing January 1, 1988 no issue has arisen in any examination of Taxes of or relating to the Company Group by any taxing authority except for certain environmental remediation costs with regard to the Saugerties site that if raised with respect to any other taxable year (commencing on or after January 1, 1988) not so examined would result in a material Tax deficiency for any other period (commencing on or after January 1, 1988) not so examined, if upheld.

                (xxiii) The Company and each member of any affiliated, combined or unitary group of which is or was a member have made all payments of estimated Taxes required to be made under Section 6655 of the Code and any comparable provision of state, county, local or foreign law.

                (xxiv) Neither the Company nor any member of any affiliated, combined or unitary group of which it is or was a member has disposed of property in a transaction being accounted for under the installment method under Section 453 of the Code.

                (xxv) No excess loss account (as defined in Section 1.1502-19 of the Treasury Regulations) exists with respect to the Company or any member of any affiliated, combined or unitary group of which it is or was a member.

                (xxvi) There are no liens for Taxes upon any property or assets of the Company Group except for liens for Taxes not yet due.

                (xxvii) No member of the Company Group was ever a member of any affiliated, combined or unitary group other than an affiliated, combined or unitary group of which the Company is or was a member.


     12.4  Tax Indemnification
           -------------------

           (a) From and after the Closing Date, Seller shall pay, or cause to be paid, and shall indemnify and hold harmless Buyer and the Company Group and any director, officer, employee, advisor, parent, subsidiary or Affiliate of Buyer or the Company Group, and any successor thereof, from any liability for or arising out of any Taxes (x) of Seller and any current or former member of Seller's group of corporations filing on a combined or consolidated basis, other than the Company Group, in respect of any taxable period or (y) attributable to the income, business, property or operations of the Company Group or for which the Company Group may be liable on any basis (including, but not limited to, liability as a transferee or on a joint and several basis) (A) in respect of the Pre-Closing Tax Period, to the extent such Taxes are not reserved on the Closing Date Balance Sheet, or (B) resulting from the Company Group's ceasing to be affiliated with the affiliated group of corporations of which Seller is a member. For purposes of computing the amount reserved with respect to Taxes on the

Closing Date Balance Sheet, (a) all amounts reserved with respect to foreign taxes shall be converted into United States dollars at the exchange rates used in preparing the Closing Date Balance Sheet and (b) all amounts reserved with respect to any Taxes shall be considered available for the payment only of any Taxes.

           (b) From and after the Closing Date, Buyer shall pay, or cause to be paid, and shall indemnify and hold Seller and any director, officer, employee, advisor, parent, subsidiary or Affiliate of Seller, and any successor thereto, harmless from any liability for or arising out of any Taxes of the Company Group in respect of taxable periods of the Company Group ending after the Closing Date (except to the extent attributable to the Pre-Closing Tax Period).

           (c) In the case of any taxable period that includes but does not end on the Closing Date:

               (i) the periodic Taxes of the Company Group that are not based on income or receipts (e.g., property taxes) attributable to the Pre-Closing Tax Period shall be equal to the amount of such Taxes attributable to the entire taxable period multiplied by a fraction, the numerator of which is the number of days during that period that are in a Pre-Closing Tax Period and the denominator of which is the number of days in such taxable period, provided, however, that if the amount of periodic Taxes imposed for such taxable period reflects different rates of tax imposed for different periods within such taxable period, the formula described in the preceding clause shall be applied separately with respect to each such period within the taxable period; and

               (ii) the Taxes of the Company Group (other than Taxes described in clause (i)) attributable to the Pre-Closing Tax Period shall be computed as if such taxable period ended as of the close of business on the Closing Date.

           (d) In addition to any other indemnity provided in this Section 12.4, Seller shall indemnify Buyer for any increase in Taxes of or relating to the Company Group (net of any tax benefit to the Buyer) for any period beginning on or after the Closing Date, which is attributable to any adjustment to, or amendment of, the Taxes or Tax Returns (including any Taxes or Tax Returns of any affiliated, combined or unitary group of which it is or was a member) of or relating to the Company Group for any Pre-Closing Period.

           (e) Notwithstanding anything in this Article XII to the contrary, no tax indemnification shall be required of Seller unless the amount of tax liability claimed to be due pursuant to this Article XII exceeds the amount of any related tax benefit (net of any tax detriment) to Buyer.


      12.5 Tax Returns: Miscellaneous.
           --------------------------

           (a) Seller shall prepare, or cause to be prepared, in a manner consistent with prior returns, and shall file, or cause to be filed, any Tax Returns of or relating to the Company Group (including amendments thereto) for all taxable periods that end, with respect to the Company Group, on or before the Closing Date, and which arc due on or before the Closing Date, Seller shall prepare or cause to be prepared, in a manner consistent, with respect to the Company Group, with prior Tax Returns and file or cause to be filed, any consolidated or combined Tax Return of Seller and its affiliates which includes the Company Group for any taxable period ending, with respect to the Company Group, on or before the Closing Date. Buyer shall be afforded the opportunity to review such returns (and any corresponding amended Tax Returns) within a reasonable time prior to the due date for the filing thereof, and shall be provided by Seller with copies of such Tax Returns (and any corresponding amended Tax

Returns) in the form actually filed. Except as otherwise provided in this subparagraph, Buyer shall be responsible for filing all Tax Returns required to be filed after the Closing Date by or on behalf of the Company Group. All Tax Returns for taxable periods of the Company Group which include the Closing Date shall be filed on a basis consistent with the manner in which Seller or the Company Group filed Tax Returns of the Company Group in the past unless a contrary treatment is required by law.

           (b) With respect to any Tax Return required to be filed by Buyer for a taxable period of the Company Group which includes the Closing Date, Buyer shall provide Seller and its authorized representatives with copies of such completed Tax Return and a statement certifying the amount of Tax shown on such Tax Return that is payable by Seller pursuant hereunder (thc "Statement") at least thirty (30) business days prior to the due date (or extended due date, if an extension has been obtained) for the filing of such Tax Return, and Seller and its authorized representatives shall have the right to review such Tax Return and Statement prior to the filing of such Tax Return. Buyer and Seller agree to consult and resolve in good faith any issues arising as a result of the review of such Tax Return and Statement by Seller or its authorized representatives and to mutually consent to the filing of such Tax Return, The amount owed by Seller with respect to a Tax Return shall be paid by Seller at least three (3) business days prior to the due date for the filing of such Tax Return.

           (c) Seller agrees to cooperate with Buyer prior to the Closing and thereafter and provide, to the extent in its possession, or if not in its possession, make reasonable best efforts to obtain and provide, prior to the Closing Date, access to complete copies of all federal, state, county, local and foreign Tax Returns, reports and estimates for all periods prior to the Closing Date for or relating to the Company Group as well as any other Tax Returns (including compete copies of combined or consolidated returns) on which Taxes were reportable for which the Company Group might be liable on any basis, including, but not limited to, liability as a transferee or liability on a joint and several basis under the consolidated return rules or comparable state and local rules. Seller also agrees to furnish to Buyer, to the extent in its possession, or if not in its possession, make reasonable best efforts to obtain and furnish, prior to the Closing Date, any material communication related to the Company Group to or from any governmental agency (including, but not limited to, audit reports), whether or not Seller was a party to such communication, which pertains to any of the Taxes or Tax Returns of or relating to the Company Group for taxable years commencing after January 1, 1990.

          (d) In addition to the obligations of the parties pursuant to Sections 12.5(a), (b) and (c) hereof, after the Closing Date, Buyer and Seller shall each make available to the other and to any taxing authority, as reasonably requested, all information, records or documents (other than Tax Returns, the disclosure of which is subject to Sections 12.5(a), (b) (c)) relating to federal, state, county, local or foreign tax matters of or relating to the Company Group for all taxable periods prior to or including the Closing Date and shall preserve all such information, records and documents until the expiration of any applicable Tax statute of limitations or extensions thereof. If any such records or documents are, at the date hereof, not within the possession of Seller or the Company Group, Seller agrees to use its reasonable best efforts to obtain such records and documents and, if obtained, furnish them to Buyer prior to the Closing Date. Buyer and Seller will keep confidential the contents of the information, records and documents made available under this Section 12.5(d) and not use or disclose them or any information contained therein, except that:
(a) Seller may disclose those portions of such information, records or documents which disclose information pertaining to Seller; (b) Buyer may disclose those portions of such information, records or documents which disclose information pertaining to Buyer; and (c) both Seller and Buyer may disclose any of such information, records or documents where such disclosure is made (1) to a taxing authority, (2) in the course of any judicial proceeding for the determination of liability for Taxes,
(3) otherwise as required by law, or (4) of any such information, records or documents which has or have become generally available to the public through no fault of the party hereunder seeking to make disclosure.

          (e) Buyer shall promptly notify Seller in writing upon receipt by Buyer of notice of (i) any pending or threatened Tax audits or assessments of or relating to the Company Group, or (ii) any pending or threatened Tax audits or assessments of any Affiliate of Seller which may affect the liability of the Company Group for Taxes, in each case for taxable periods ending on or prior to the Closing Date. Seller shall have the sole right to represent the Company Group's interests in any Tax audit or administrative or court proceeding related to taxable periods ending on or before the Closing Date, and to employ counsel of its choice at its expense. Buyer agrees that it will cooperate, and cause the Company Group to cooperate fully with Seller and its counsel in the defense against any claim in any said proceeding. Buyer shall have the sole right to represent the Company Group's interests in any Tax audit or administrative or court proceeding related to taxable periods ending after the Closing Date, and to employ counsel of its choice at its expense. Seller agrees that it will cooperate fully with Buyer and its counsel in the defense against any claim in any said proceeding. Notwithstanding the foregoing, neither Seller nor the Company Group shall enter into any closing agreement (as defined in Section 7121 of the Code, or any comparable provision of state, county, local or foreign law) which is binding on Buyer or the Company Group for any taxable period ending after the Closing Date, without the prior written consent of Buyer, nor shall Buyer or the Company Group enter into any closing agreement (as so defined) which is binding on Seller or the Company Group for any taxable period ending on or before the Closing Date, without the prior written consent of Seller. Further, notwithstanding the foregoing, neither Seller nor the Company Group shall agree to any settlement concerning Taxes for any taxable period ending on or before the Closing Date, which settlement may result in an increase in Taxes of the Company Group for any taxable period ending after the Closing Date, without the prior written consent of Buyer, nor shall Buyer or the Company Group agree to any settlement concerning Taxes for any taxable period ending after the Closing Date which may result in an increase in Taxes of Seller or the Company Group for any taxable period ending prior to or including the Closing Date, without the prior written consent of Seller.

          (f) After the date hereof, Seller and Buyer shall consult in good faith during the course of any audits or administrative or judicial proceedings pertaining to Taxes of or relating to the Company Group, or any other entities for the Taxes of which the Company Group may be liable on any basis, including liability as a transferee or on a joint and several basis under consolidated return rules or comparable state and local rules, for periods ending prior to or including the Closing Date. Such consultations shall include, but not be limited to, consultations concerning (1) preparation of a response to a 30-day letter for a United States federal income tax audit together with any appellate conferences related thereto, (2) any ongoing or future audits related to any period ending prior to or including the Closing Date and (3) court proceedings with respect to any of the above. Buyer or Seller, as the case may be, shall be made aware of any meetings and conferences related thereto and have the right (to the extent permissible by law) to have a representative present at those conferences. Seller shall, within a reasonable time, notify Buyer of any adjustments to, or amendments of, Taxes or Tax Returns of or relating to the Company Group for periods ending on or prior to the Closing Date.

          (g) In the event that the Company Group, or any successor thereto, should generate any tax loss or tax credit in a period ending after the Closing Date that may be carried back to a period ending on, prior to or including the Closing Date, Seller agrees to cooperate with the Buyer's filing such claims for refund and other returns as may be appropriate and to pay to the Company Group, as the case may be, the proceeds of any such claims or refunds (including interest thereon) resulting from the utilization of such attributes, whether utilized by Seller or any other member of an affiliated group of which they were a member and any predecessors thereto.

          (h) The parties hereto acknowledge and agree that any tax loss or tax credit of the Company Group, or of any predecessor thereto, the economic benefit of which is realized in a period ending after the Closing Date, shall be for the account of Buyer, and Buyer shall not be obligated to pay any additional consideration to Seller therefor. Without limiting the generality of the foregoing, this Section 12.5(h) applies to any tax loss or credit generated in any period ending on, prior to or including the Closing Date, which may be carried forward and utilized on returns for any period ending after the Closing Date of Buyer or the Company Group or any successors thereto.

          (i) Buyer agrees to assign and promptly remit (and to cause the Company Group to assign and promptly remit) to Seller all refunds (including interest thereon) received by Buyer or the Company Group or any affiliate of Buyer or the Company Group (less Taxes modified to include applicable foreign income taxes at the maximum applicable foreign rate in effect for such taxable year in respect of such refund and interest to the extent such refund and interest are includable for applicable income tax purposes and not subject to an offsetting deduction by virtue of their payment to Seller) of any Taxes paid for the Pre-Closing Tax Period, except to the extent attributable to the carryback of tax losses or credits generated in a period which is not a Pre-Closing Tax Period. Seller may request Buyer to file, or the Company Group to file, at the reasonable expense of Seller, a claim for refund of any Tax paid for the Pre-Closing Tax Period.

          (j) There are no agreements or understandings whether labeled "tax-sharing" agreements or otherwise, whereby the Company Group or any successor thereto, may be required after the date hereof to make payments of or in respect of Taxes to Seller or any Affiliate of Seller, or any successor thereto.

          (k) On and after the Closing Date, Seller will, and will cause its affiliates to and will use its reasonable best efforts to cause all former members of Seller's affiliated group to take such actions reasonably requested by Buyer or the Company Group to enable the Company Group to enforce and obtain the maximum protection provided by the obligations of Seller.

          (l) At the request of Buyer, Seller shall provide Buyer, prior to the Closing Date, with a written statement signed by an officer of Seller authorized to sign Seller's federal income Tax Return, in which Seller elects, on behalf of the Company Group, to have the Company Group excluded from Seller's affiliated group, Seller shall file a copy of such statement with its federal income tax return for its tax period which includes the Closing Date.

                      ARTICLE XIII - ADDITIONAL COVENANTS
                      -----------------------------------

     13.1 Hi-Rel Warranty
          ---------------

          (a) The "Outstanding Hi-Rel Products" shall mean all Hi-Rel Products manufactured or sold by the Company on or before the Closing Date. "Hi-Rel Products" shall mean those product families set forth on Schedule 13.1(a) hereto, which is a complete list of such products as of the Closing Date.

          (b) Seller agrees that in preparing the Preliminary Balance Sheet a separate product warranty reserve shall be specified thereon with respect to the Outstanding Hi-Rel Products (the "Hi-Rel Reserve").

          (c) Seller agrees that it shall reimburse Buyer and the Company for, and indemnify and hold them harmless from and against, all warranty costs incurred by the Company (including, without limitation, costs of any repairs made on defective product, returns accepted of defective products or allowances reasonably granted for defective product; for these purposes, costs incurred by the Company shall be calculated on a time and materials basis and shall not include any markup for profit, overhead or general and administrative expense) from and after the Closing Date until the expiration of the applicable warranty period in respect of the Outstanding Hi-Rel Products (collectively, the "Warranty Costs") to the extent such Warranty Costs exceed the Hi-Rel Reserve (such excess being referred to as the "Excess Warranty Costs").

          (d) Buyer shall cause the Company to prepare, within 30 days after the end of each calendar quarter, a statement setting forth the Warranty Costs incurred in such quarter, and either the remaining balance in the Hi-Rel Reserve or the amount constituting Excess Warranty Costs. Seller shall pay to Buyer the amount of such Excess Warranty Costs within 30 days after receiving each such statement, which shall be signed by an officer of the Company.

          (e) Seller represents and warrants to Buyer that, with respect to the Hi-Rel Products, the Company has recently completed a redesign of certain aspects of such Hi-Rel Products and to the best of Seller's knowledge, such redesign has successfully corrected existing design issues with the Hi-Rel Products that resulted in an additional warranty reserve being established on the Interim Balance Sheet with respect to the Hi-Rel Products. Seller makes no representation or warranty as to the effectiveness of any changes to the design or manufacture of the Hi-Rel products which occur after the Closing Date.

     13.2 Audited Financial Statements
          ----------------------------

          (a) Seller shall deliver to Buyer, no later than 45 days after the Closing Date, a balance sheet of the Company as at December 29, 1996, together with a statement of operations and a cashflow statement of the Company for year ended December 29, 1996, along with a balance sheet of the Company as at September 28, 1997, together with a statement of operations and a cashflow statement of the Company for the nine month period ended September 28, 1997.
The preceding financial statements will each be audited by Arthur Andersen & Co. LLP ("Arthur Andersen") and in a form suitable for filing by Buyer as exhibits to its Form 8-K as required in accordance with the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the "Audited Financial Statements"). Seller and Buyer shall share equally the fees charged by Arthur Andersen for performing its audit of the Audited Financial Statements. The earnings before interest and taxes ("EBIT") of the Company shown on the 1996 statement of operations and the September 1997 Interim Statement of Operations were determined in accordance with GAAP consistently applied and in a manner consistent with the preparation of the Financial Statements as defined in Section 3.7 and were not less than $12,362,000 (the "1996 EBIT") and $10,234,000 (the "3Q 1997 EBIT"), respectively.

          (b) The parties acknowledge and agree that the EBIT figures determined through the Audited Financial Statements will differ from those listed in Section 13(a). A "P/L Reconciliation Schedule for the period December 30, 1996- September 28, 1997" is attached as Schedule 13.2(b); and Seller will deliver a similar reconciliation schedule for the 1996 fiscal year prior to Closing. The EBIT determinations listed above were based on the EBIT calculation prepared by the Company, and then revised to reflect the Hi-Rel warranty expense, FIFO adjustment, corporate G&A allocation, and all miscellaneous income (expense) items below operating profit. Also, the EBIT figures determined through the Audited Financial Statements will be prepared on a "stand alone" basis for the Company.

          (c) The parties agree that Buyer will have no claim or recourse against Seller or its Affiliates relating to the Audited Financial Statements as compared to the 1996 EBIT and the 3Q 1997 EBIT to the extent any shortfall in the EBIT determinations included in the Audited Financial Statements were caused by liabilities for which Seller is maintaining responsibility hereunder, including without limitation Hi-Rel warranty expense, environmental liabilities and NOVA repair costs.

     13.3 Tax Election
          ------------

          At any time on or after the Closing Date, Buyer and its Affiliates agree not to file, cause to be filed, or permit to be filed with respect to the acquisition of the Company by Buyer any elections pursuant to Section 338 of the Code.

     13.4 NOVA Product Line
          ------------------

          In the event Seller requests assistance from Buyer or Company to fulfill its obligations relating to product repair of the Nova Product Line pursuant to Section 10.2, and Company has the ability to perform such repair work at the time of the request, Buyer will perform and work on a time and materials basis plus a reasonable markup to be determined at the time repairs are requested.

                       ARTICLE XIV - GENERAL PROVISIONS
                       --------------------------------

     14.1 Expenses
          --------

          Whether or not the Contemplated Transactions shall be consummated, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants. Seller will pay all amounts payable to Merrill Lynch & Company in connection with this Agreement and the Contemplated Transactions. Buyer will pay one-half and Seller will pay one-half of the HSR Act filing fee. In the event litigation is maintained by any party to this Agreement against any other party to enforce or interpret any of the terms of this Agreement, or to seek any remedy for any breach of this Agreement, the party prevailing in such litigation shall be entitled to recover from the non-prevailing party reasonable attorney's fees and costs of suit.

     14.2 Public Announcements
          --------------------

          From the date of this Agreement until the Closing Date, neither Seller nor Buyer shall make, or permit its Affiliates to make, any public statement with respect to the transactions contemplated hereby without the prior consent of the other; provided that such consent will not be unreasonably withheld in any case and that nothing herein shall prevent any party from making any such disclosures or statements as may, in the opinion of counsel for the disclosing Person be required by law, regulation or rule of any governmental entity or of any stock exchange; provided further, that any party required by law, regulation or rule of any governmental entity or of any stock exchange to make any such disclosure or statement shall make a good faith effort to inform the other party of such requirement as soon as is practicable (whether such time is before or after such disclosure or statement).

     14.3 Confidentiality
          ---------------

          From the date of this Agreement until the Closing Date, Buyer and Seller will maintain in confidence, and will cause their Affiliates to maintain in confidence and not use to the detriment of another party any oral or written information obtained from another party in connection with this Agreement or the Contemplated Transactions, unless (a) such information is already known to such party or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions, or (c) the furnishing or use of such information is required by legal proceedings. If the Contemplated Transactions are not consummated, each party will return or destroy such written information as requested by the other party.

     14.4 Notices
          -------

          All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent via facsimile (with written confirmation of receipt), or (c) received by the addressee, if sent by a nationally recognized overnight delivery in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

          Seller:         EG&G Holdings, Inc.
                          45 William Street
                          Wellesley, MA 02181
                          Attention:  General Counsel
                          Facsimile No. (617) 431-4115

          Company:        Rotron Incorporated
                          9 Hasbrouck Lane
                          Woodstock, NY 12498
                          Attention:  President
                          Facsimile No. (914) 679-1852


          Buyer:          Ametek, Inc.
                          Station Square
                          Paoli, Pennsylvania 19301
                          Attention:  President
                          Facsimile No: (610) 296-3412

     14.5 Jurisdiction; Service of Process
          --------------------------------

          Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the United States District Court for the Northern District of New York, unless said federal court does not have and is not able to acquire jurisdiction, in which case jurisdiction will reside with the courts of the State of New York, County of New York. Each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. The parties also waive and release their rights to seek a jury trial with respect to disputes arising out of this Agreement or the transactions contemplated hereby. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world. Each of the parties agrees that a judgment in any such proceeding may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

     14.6 Further Assurances
          ------------------

          The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

     14.7 Waiver
          ------

          The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

     14.8 Entire Agreement and Modification
          ---------------------------------

          This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. No amendment, modification, or addition hereto shall have effect or be binding unless in writing and executed by all of the parties, or their duly authorized representative.

     14.9  Assignment, Successors, and No Third-Party Rights
           -------------------------------------------------

           Neither party may assign any of its rights under this Agreement without the prior consent of the other parties which will not be unreasonably withheld. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

     14.10 Severability
           ------------

           If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

     14.11 Article and Section Headings, Construction
           ------------------------------------------

           The headings of Articles and Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Article" or "Section" refer to the corresponding Article or Section of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Information or documents disclosed pursuant to any Schedule attached hereto will be deemed to have been disclosed pursuant to any other applicable Schedule, without the need for cross-referencing.

     14.12 Time of Essence
           ---------------

           With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

     14.13 Knowledge
           ---------

           Any reference in this Agreement to the "knowledge" of the Seller, to what is "known" to the Seller, to what Seller is "aware" of or any similar reference shall be deemed to include, in addition to the knowledge of Seller, the knowledge of the officers. directors and plant or general managers of the Company.

     14.14 Governing Law
           -------------

           This Agreement will be governed by the laws of the State of New York without regard to conflicts of laws principles.

     14.15 Counterparts
           ------------

           This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

     14.16 Broker Indemnity
           ----------------

           In the event of a claim by any broker or finder that such broker or finder represented or was retained by Seller, on the one hand, or Buyer, on the other hand, in connection herewith, Seller or Buyer, as the case may be agrees to indemnify and hold the other harmless from and against any and all loss, liability, cost, damage, claim and expense, including, without limitation, attorneys' fees and disbursements, which may be incurred in connection with such claim.

     14.17 Cooperation in Litigation
           -------------------------

           In the event that, after the Closing Date, Seller or Buyer shall reasonably require the participation of officers and employees by each other to aid in the defense or prosecution of litigation or claims, and so long as there exists no unwaived conflict of interest between the parties, each of Seller and Buyer shall make such officers and employees reasonably available to participate in such defense or prosecution provided that, except as required pursuant to the provisions of Article X, the party requiring the participation of such officers or employees shall pay all reasonable out-of-pocket costs, charges and expenses arising from such participation.

     14.18 Transfer Taxes
           --------------

           Buyer and Seller shall each pay one-half of any transfer, purchase, sales, use or similar tax under the laws of any nation, state or any country, city, or political subdivision thereof arising out of the Contemplated Transactions and any filing or recording fees payable in connection with this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement by their duly authorized officers as of the date first written above.

Ametek, Inc.                      EG&G Holdings, Inc

By: /s/ Philip A. Goodrich        By: /s/ Theodore P. Theodores
    ----------------------            -------------------------
Name: Philip A. Goodrich          Name: Theodore P. Theodores
     ---------------------              ---------------------
Title: Senior Vice President      Title: Vice President
       ---------------------             --------------

                              CORPORATE GUARANTY
                              ------------------

     In consideration of Buyer entering into the foregoing Stock Purchase Agreement (the "Agreement") regarding Rotron Incorporated (the "Company"), the undersigned, EG&G, Inc. (the "Guarantor"), being the ultimate corporate parent of EG&G Holdings, Inc. ("Seller") hereby guarantees all representations, warranties, covenants and agreements of Seller as set forth therein. In addition, the Guarantor hereby agrees as follows:

     1. This guaranty constitutes a guaranty of payment and not of collection. Guarantor hereby waives notice of acceptance of this guaranty and notice of any liability to which it may apply, and waives presentment, demand for payment, protest, notice of dishonor or non-payment of any such liability, notice of any suit or the taking of other action by Buyer against, and any other notice to, Seller.

     2. Buyer may at any time and from time to time without notice to or consent of Guarantor and without impairing or releasing the absolute and unconditional obligations of Guarantor under this guaranty: (i) agree with Seller to any change in the terms of any liability of Seller pursuant to the terms of the Agreement, (ii) take or fail to take any action of any kind in respect of any security for any liability of Seller, (iii) exercise or refrain from exercising any rights against Seller or others, or (iv) compromise or subordinate any liability of Seller including any security therefor. In addition, the liability of Guarantor hereunder shall be absolute and unconditional irrespective of: (A) any lack of validity or enforceability of any liability guaranteed hereby or any agreement or instrument relating to any such guaranteed liability, (B) any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of the terms of any such guaranteed liability or Buyer's rights hereunder or (C) any other circumstances, not referred to earlier in this guaranty, which might otherwise constitute a defense available to, or a discharge of, Guarantor in respect of this guaranty.

     3. Until all liabilities guaranteed hereunder shall have been irrevocably paid in full, the Guarantor shall have no right of subrogation.
This guaranty shall continue in full force and effect until all liabilities
guaranteed hereunder have been irrevocably satisfied in full.   Guarantor agrees
that this guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment or performance (or any part thereof) of any liability guaranteed hereunder, or interest thereon, is rescinded or must otherwise be restored or returned by Buyer due to any bankruptcy, insolvency, reorganization, liquidation or receivership laws or otherwise

                                  EG&G, Inc.

                                  By: /s/ Theodore P. Theodores
                                      -------------------------

                                  Name: Theodore P. Theodores
                                       ----------------------

                                  Title: Vice President
                                         --------------